Exhibit 99.1

                                                                       EXECUTION
                                                                            COPY







                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF July 8, 2004

                                      among

                       ESTERLINE TECHNOLOGIES CORPORATION
                            (a Delaware corporation)

                                       and

                     ESTERLINE TECHNOLOGIES HOLDINGS LIMITED
                              (a U.K. corporation)

                                       and

                         ESTERLINE ACQUISITION SUB, INC.
                            (a Delaware corporation)

                                       and

                            LEACH HOLDING CORPORATION
                            (a Delaware corporation)

                                       and

                                  ROBERT SIRES
                          as Shareholder Representative


                                Table of Contents
                                                                                                                Page #

Article 1. DEFINITIONS............................................................................................1

     Section 1.01     Certain Defined Terms.......................................................................1
     Section 1.02     Interpretation.............................................................................10

Article 2. THE MERGER AND RELATED MATTERS........................................................................11

     Section 2.01     The Merger.................................................................................11
     Section 2.02     Effective Time.............................................................................11
     Section 2.03     Effect of the Merger.......................................................................11
     Section 2.04     Certificate of Incorporation; By-laws......................................................11
     Section 2.05     Directors and Officers.....................................................................11
     Section 2.06     Stockholders' Approval.....................................................................12
     Section 2.07     Shareholder Representative.................................................................12
     Section 2.08     Purchaser Representative...................................................................13

Article 3. CONVERSION OF SHARES; PAYMENT.........................................................................13

     Section 3.01     Conversion of Purchaser Shares.............................................................13
     Section 3.02     Conversion of and Payment for Company Shares...............................................14
     Section 3.03     Remaining Shares; Dissenting Shares........................................................14
     Section 3.04     Estimated Closing Date Balance Sheet.......................................................15
     Section 3.05     Closing; Payment of Merger Consideration...................................................15
     Section 3.06     Final Net Working Capital Payments.........................................................16
     Section 3.07     Surrender of Shares........................................................................19
     Section 3.08     Tax Withholding............................................................................20

Article 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................21

     Section 4.01     Organization...............................................................................21
     Section 4.02     Capital....................................................................................21
     Section 4.03     Authority and Enforceability...............................................................22
     Section 4.04     No Conflict................................................................................23
     Section 4.05     Consents and Approvals.....................................................................23
     Section 4.06     Financial Information......................................................................23
     Section 4.07     Absence of Change..........................................................................23
     Section 4.08     Employment Contracts.......................................................................25


                                     - i -




     Section 4.09     Sales Representatives, Dealers and Distributors............................................25
     Section 4.10     Brokers....................................................................................25
     Section 4.11     Litigation.................................................................................25
     Section 4.12     Title to Properties........................................................................26
     Section 4.13     Personal Property Leases...................................................................26
     Section 4.14     Inventory..................................................................................26
     Section 4.15     Customers..................................................................................27
     Section 4.16     Contracts..................................................................................27
     Section 4.17     Permits....................................................................................27
     Section 4.18     Accounts Receivable........................................................................28
     Section 4.19     Environmental Matters......................................................................28
     Section 4.20     Intellectual Property......................................................................29
     Section 4.21     Tax Matters................................................................................30
     Section 4.22     Employment Matters.........................................................................32
     Section 4.23     Employee Benefit Matters...................................................................33
     Section 4.24     Insurance..................................................................................35
     Section 4.25     Compliance with Laws.......................................................................36
     Section 4.26     Real Estate................................................................................36
     Section 4.27     Warranty and Product Liability Matters.....................................................37
     Section 4.28     Corporate Books and Records................................................................37
     Section 4.29     Government Contracts.......................................................................37
     Section 4.30     Absence of Unlawful Payments...............................................................38
     Section 4.31     Bank Accounts..............................................................................38
     Section 4.32     Previous Conduct of the Business...........................................................38
     Section 4.33     Medical Device Administration Matters......................................................38
     Section 4.34     Discontinued Operations....................................................................39

Article 5. REPRESENTATIONS AND WARRANTIES OF PARENT, INTERMEDIATE PARENT AND PURCHASER...........................39

     Section 5.01     Organization...............................................................................39
     Section 5.02     Authority and Enforceability...............................................................39
     Section 5.03     No Conflict................................................................................40
     Section 5.04     Consents and Approvals.....................................................................40
     Section 5.05     Financial Resources........................................................................40


                                      -ii-




     Section 5.06     Brokers....................................................................................40
     Section 5.07     Solvency...................................................................................40
     Section 5.08     Litigation.................................................................................40

Article 6. OBLIGATIONS BEFORE CLOSING............................................................................40

     Section 6.01     Company's Covenants........................................................................40
     Section 6.02     Parent, Intermediate Parent and Purchaser Covenants........................................44
     Section 6.03     Insurance and Indemnification..............................................................45
     Section 6.04     Filing Fees................................................................................45
     Section 6.05     Affirmative Covenants of the Company and the Parent........................................45
     Section 6.06     Confidential Information...................................................................46
     Section 6.07     Public Announcement........................................................................47
     Section 6.08     280G Vote..................................................................................47
     Section 6.09     Transfer Taxes.............................................................................47
     Section 6.10     Asbestos Testing...........................................................................47

Article 7. CONDITIONS PRECEDENT TO COMPANY'S PERFORMANCE.........................................................48

     Section 7.01     Representations and Warranties of the Parent, the Intermediate Parent and the Purchaser....48
     Section 7.02     Performance of the Parent, the Intermediate Parent and the Purchaser.......................48
     Section 7.03     Absence of Litigation......................................................................48
     Section 7.04     Parent, Intermediate Parent and Purchaser Certificates.....................................48
     Section 7.05     Consents and Approvals.....................................................................48
     Section 7.06     Certificate of Merger......................................................................48
     Section 7.07     Escrow Agreement...........................................................................48
     Section 7.08     Legal Opinion..............................................................................48
     Section 7.09     Approvals..................................................................................49
     Section 7.10     Corporate Approval by the Company..........................................................49
     Section 7.11     Other Documents............................................................................49

Article 8. CONDITIONS PRECEDENT TO PARENT'S,  INTERMEDIATE PARENT'S AND PURCHASER'S PERFORMANCE..................49

     Section 8.01     Representations and Warranties.............................................................49
     Section 8.02     Performance of the Company and the Subsidiaries............................................49
     Section 8.03     Absence of Litigation......................................................................49

                                     -iii-



     Section 8.04     Certificate of the Company.................................................................50
     Section 8.05     Good Standing Certificate..................................................................50
     Section 8.06     Consents and Approvals.....................................................................50
     Section 8.07     Certificate of Merger......................................................................50
     Section 8.08     Escrow Agreement...........................................................................50
     Section 8.09     Legal Opinion..............................................................................50
     Section 8.10     Approvals..................................................................................50
     Section 8.11     Corporate Approval.........................................................................50
     Section 8.12     Other Documents............................................................................50
     Section 8.13     Stock Option Plan..........................................................................51
     Section 8.14     Bank Debt..................................................................................51
     Section 8.15     Resignations...............................................................................51
     Section 8.16     Nonforeign Affidavit.......................................................................51
     Section 8.17     Employment Agreements......................................................................51
     Section 8.18     Consulting Agreement.......................................................................51
     Section 8.19     Success Payments...........................................................................51
     Section 8.20     Pension Plans..............................................................................51

Article 9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION...........................................52

     Section 9.01     Survival of Representations and Warranties.................................................52
     Section 9.02     Shareholders' Indemnity....................................................................52
     Section 9.03     Parent, Intermediate Parent, Purchaser and Surviving Corporation Indemnity.................53
     Section 9.04     Joint and Several Obligation...............................................................54
     Section 9.05     Procedure for Indemnification..............................................................54
     Section 9.06     Claims Between Parent or Surviving Corporation and Stockholders............................55
     Section 9.07     Payment....................................................................................55
     Section 9.08     Certain Limitations as to Amounts of Recovery..............................................56
     Section 9.09     Exclusive Remedy...........................................................................56
     Section 9.10     Exclusion of Certain Damages...............................................................57
     Section 9.11     Defense of Certain Disputes................................................................57
     Section 9.12     Dispute Indemnity..........................................................................57



                                      -iv-


     Section 9.13     Payment of Dispute Losses..................................................................57
     Section 9.14     Dispute Proceeds...........................................................................58

Article 10. BROKERS AND EXPENSES.................................................................................59

     Section 10.01    Company's Broker...........................................................................59
     Section 10.02    Purchaser's Broker.........................................................................59
     Section 10.03    Expenses...................................................................................59

Article 11. MISCELLANEOUS........................................................................................59

     Section 11.01    Further Documents or Actions...............................................................59
     Section 11.02    Headings...................................................................................59
     Section 11.03    Modification and Waiver....................................................................59
     Section 11.04    Counterparts...............................................................................59
     Section 11.05    Severability...............................................................................59
     Section 11.06    JV Cash Balance.  .........................................................................60
     Section 11.07    Taxpayer Identification Numbers............................................................60

Article 12. PARTIES..............................................................................................60

     Section 12.01    Rights of Parties..........................................................................60
     Section 12.02    Assignment.................................................................................60

Article 13. NOTICES..............................................................................................60

     Section 13.01    Notices....................................................................................60

Article 14. ARBITRATION AND GOVERNING LAW........................................................................63

     Section 14.01    Arbitration and Governing Law..............................................................63
     Section 14.02    Exclusive Means for Dispute Resolution.....................................................63

Article 15. TERMINATION..........................................................................................64

     Section 15.01    Termination................................................................................64
     Section 15.02    Effect of Termination......................................................................64

                                      -v-




Schedules
---------

Schedule 1.01                       Disputes
Schedule 4.01(b)                    Subsidiary Exceptions
Schedule 4.02(a)                    Capitalization of the Company
Schedule 4.02(b)(i)                 Capitalization of the Wholly-Owned Subsidiaries
Schedule 4.02(b)(ii)                Capitalization of the Majority-Owned Subsidiary
Schedule 4.04                       No Conflict
Schedule 4.05                       Company Consents and Approvals
Schedule 4.07                       Absence of Change
Schedule 4.08                       Employment Contracts
Schedule 4.09                       Sales Representatives, Dealers and Distributors
Schedule 4.11                       Litigation
Schedule 4.12                       Title to Properties
Schedule 4.13                       Personal Property Leases
Schedule 4.14                       Inventory
Schedule 4.15                       Customers
Schedule 4.16                       Contracts
Schedule 4.17                       Permits
Schedule 4.18                       Accounts Receivable
Schedule 4.19                       Environmental Matters
Schedule 4.20                       Intellectual Property
Schedule 4.21(a)                    Filing of Tax Returns; Taxes Owed
Schedule 4.21(b)                    Tax Audits
Schedule 4.21(g)                    Net Operating Losses, Unused Foreign Tax Credits and Excess Charitable Contributions
Schedule 4.21(i)                    Parachute Payments
Schedule 4.21(k)                    Classification of Foreign Subsidiaries
Schedule 4.22                       Employment Matters
Schedule 4.23(a)(i)                 Employment Benefit Plans
Schedule 4.23(a)(ii)                Obligations for Additional Employee Benefit Plans; Modifications to Existing Plans
Schedule 4.23(a)(iii)               Material Increase in Employee Benefit Plan Expense
Schedule 4.23(e)                    Title IV Plans
Schedule 4.23(j)                    Unfunded Plan Liabilities
Schedule 4.24                       Insurance
Schedule 4.26(a)                    Owned Properties
Schedule 4.26(b)                    Leased Properties
Schedule 4.27                       Warranty and Product Liability Matters
Schedule 4.31                       Bank Accounts
Schedule 4.32                       Previous Conduct of the Business
Schedule 4.34                       Discontinued Operations
Schedule 5.04                       Parent, Intermediate Parent and Purchaser Consents and Approvals
Schedule 7.09                       Antitrust Approvals


                                      -vi-


Exhibits
--------

Exhibit 1.01                        Net Working Capital Calculation
Exhibit 2.02                        Certificate of Merger
Exhibit 3.02(a)                     Affidavit of Lost Certificate
Exhibit 3.05(c)                     Escrow Agreement
Exhibit 3.05(d)                     Option Payments in Respect of Tax Gross-Up
Exhibit 3.05(e)                     Success Payments
Exhibit 7.04                        Parent, Intermediate Parent and Purchaser Certificates
Exhibit 7.08                        Form of Opinions of Counsel to Parent, Intermediate Parent and Purchaser
Exhibit 8.04                        Company Officer's Certificate
Exhibit 8.09                        Form of Opinion of Counsel to the Company
Exhibit 8.11                        Company Officer's Certificate
Exhibit 8.16                        Foreign Investment in Real Property Tax Act Affidavit
Exhibits 8.17(i) - (vi)             Employment Agreements


                          AGREEMENT AND PLAN OF MERGER


             AGREEMENT AND PLAN OF MERGER dated as of July 8, 2004 (this "Agreement") by and among Esterline Technologies Corporation, a Delaware corporation (the "Parent"), Esterline Technologies Holdings Limited, a U.K. corporation and wholly-owned subsidiary of Parent (the "Intermediate Parent"), Esterline Acquisition Sub, Inc., a Delaware corporation and indirect wholly-owned subsidiary of the Parent (the "Purchaser"), Leach Holding Corporation, a Delaware corporation (the "Company"), and Robert Sires, as Shareholder Representative.

                              W I T N E S S E T H:
                              - - - - - - - - - -

             WHEREAS, the Company and its Subsidiaries are in the business of
(i) medical device contract manufacturing for electromechanical products and
(ii) manufacturing power-switching devices primarily for the aerospace industry (collectively, the "Business");

             WHEREAS, the Boards of Directors of the Parent, the Intermediate Parent, the Purchaser and the Company have each determined that it is in the best interests of their respective stockholders for the Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

             WHEREAS, in furtherance of such acquisition, the Boards of Directors of the Parent, the Intermediate Parent, the Purchaser and the Company have each approved the merger (the "Merger") of the Purchaser with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL") or other applicable law and upon the terms and subject to the conditions set forth herein; and

             WHEREAS, upon the approval of the Merger and adoption of this Agreement by the Stockholders, the Shareholder Representative shall be appointed as the true and lawful representative, proxy, agent and attorney-in-fact for each Stockholder, to act for and on behalf of the Stockholders in connection with the consummation of the transactions contemplated hereunder, to the extent and in the manner provided herein.

             NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE 1.
                                   DEFINITIONS
                                   -----------

             SECTION  1.01  Certain   Defined  Terms.  As  used  in  this
Agreement, the following terms shall have the following meanings unless the context otherwise requires:

             "Actual Future Expenses" shall mean the actual fees, expenses, taxes and other payments made by the Shareholder Representative on behalf of the Company, the Stockholders or the Shareholder Representative following the Effective Time in connection with the Merger and the consummation of all other transactions contemplated in this Agreement and the other Transaction Documents, including any payments required pursuant to Section 9.11 and Section 9.13.

             "Affidavit of Lost Certificate" shall have the meaning assigned to such term in Section 3.02(a).

             "Affiliate" of any Person shall mean any other Person controlling, controlled by or under common control with such first person, where "control" means the possession, directly or indirectly, of the power solely or on a shared basis to direct the management and policies of a person, whether through the ownership of voting securities or otherwise.

             "Agreement" shall have the meaning assigned to such term in the preliminary statements hereof.

             "Antitrust Filings" shall have the meaning assigned to such term in
Section 6.05(a).

             "Appraisal Consideration" shall have the meaning assigned to such term in Section 3.07(c).

             "Appraisal Percentage" shall have the meaning assigned to such term in Section 3.07(c).

             "Appraisal Premium" shall have the meaning assigned to such term in
Section 9.02(f).

             "Balance Sheet Review Period" shall have the meaning assigned to such term in Section 3.06(a).

             "Bank Debt" shall mean all amounts outstanding as of the Closing under the Credit Agreements together with interest, fees and expenses which are required to be paid to the Lender, Wells Fargo Bank, National Association and any other creditor under a Credit Agreement in connection with the final payment and termination of the Credit Agreements.

             "Business" shall have the meaning assigned to such term in the preliminary statements of this Agreement.

             "CERCLA" shall have the meaning assigned to such term in Section 4.19(a)(i).

             "Certificate of Merger" shall have the meaning assigned to such term in Section 2.02.

             "Clean Water Act" shall have the meaning assigned to such term in
Section 4.19(a)(i).

             "Closing" shall have the meaning assigned to such term in Section 3.05.

             "Closing Date" shall have the meaning assigned to such term in
Section 3.05.

             "Closing Date Balance Sheet" shall have the meaning assigned to such term in Section 3.06(a).

             "Closing Merger Consideration" shall have the meaning assigned to such term in Section 3.02(a)(i)(A).

             "Code" shall mean the Internal Revenue Code of 1986, as amended through the date hereof, and the rulings and regulations promulgated thereunder.

             "Company" shall have the meaning assigned to such term in the preliminary statements of this Agreement.

             "Company Common Stock" shall mean the common stock, $.10 par value per share, of the Company.

             "Company IP" shall have the meaning assigned to such term in
Section 4.20(a).

             "Confidential Information" shall have the meaning assigned to such term in Section 6.06.

             "Credit Agreements" shall mean (i) that certain Credit Agreement, dated as of November 20, 1998, as amended, between the Company, certain subsidiaries of the Company as guarantors thereunder, and the Lender; (ii) that certain Promissory Note dated as of March 26, 2002, executed by LIC in favor of Wells Fargo Bank, National Association and associated documentation; and (iii) any other credit agreement or debt facility (other than trade debts incurred in the ordinary course of business) to which the Company or any Subsidiary is a party or by which its assets are encumbered.

             "DGCL" shall have the meaning assigned to such term in the preliminary statements of this Agreement.

             "Disclosing Party" shall have the meaning assigned to such term in
Section 6.06.

             "Discontinued Operations" shall mean any entity in which the Company or a Subsidiary owned more than fifty percent (50%) of such entity's outstanding voting securities (other than an equity interest owned by the Company or a Subsidiary in publicly traded companies held in money market and similar short-term investment accounts), or any operating division of the Company or any Subsidiary, in either case owned within the three (3) years prior to the date of this Agreement, which the Company or such Subsidiary, as the case may be, no longer owns (whether because of a sale of such equity interest, sale of its assets, liquidation or dissolution of such entity or other means).

             "Dispute Indemnified Party" shall have the meaning assigned to such term in Section 9.12.

             "Dispute Losses" shall have the meaning assigned to such term in
Section 9.12.

             "Dispute Notice" shall have the meaning assigned to such term in
Section 3.06(a).

             "Dispute Proceeds" shall have the meaning assigned to such term in
Section 9.14.

             "Disputes" shall mean those disputes between certain Subsidiaries and Abbott Laboratories, Escatec SDN BHD and Mack Molding, as further described on Schedule 1.01.

             "Dissenting Shares" shall have the meaning assigned to such term in
Section 3.03(a).

             "Dissenting Stockholders" shall have the meaning assigned to such term in Section 3.03(a).

             "Dollars" and "$" shall mean the lawful currency of the United States of America.

             "Effective Time" shall have the meaning assigned to such term in
Section 2.02.

             "Environmental Law" shall have the meaning assigned to such term in
Section 4.19(a)(i).

             "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended through the date hereof, and the rulings and regulations promulgated thereunder.

             "Escrow Agent" shall have the meaning assigned to such term in
Section 3.05(c).

             "Escrow Agreement" shall have the meaning assigned to such term in
Section 3.05(c).

             "Escrow Amount" shall have the meaning assigned to such term in
Section 3.05(c).

             "Escrow Fraud Payment" shall have the meaning assigned to such term in Section 9.08(b).

             "Estimated Closing Date Balance Sheet" shall have the meaning assigned to such term in Section 3.04.

             "Estimated Final Net Working Capital" shall have the meaning assigned to such term in Section 3.04.

             "Estimated Future Expenses" shall mean all fees, expenses, taxes and other payments which are or may be required to be made by or on behalf of the Company, the Stockholders or the Shareholder Representative in connection with the Merger and the consummation of all other transactions contemplated in this Agreement and the other Transaction Documents, including any payments required pursuant to Section 9.11 and Section 9.13, in the sole opinion of the Shareholder Representative.

             "Excess Appraisal Shares" shall have the meaning assigned to such term in Section 9.02(f).

             "Expiration Date" shall have the meaning assigned to such term in
Section 9.01.

             "FDA" shall have the meaning assigned to such term in Section 4.33.

             "Final Net Working Capital" shall have the meaning assigned to such term in Section 3.06(a).

             "Financial Expert" shall have the meaning assigned to such term in
Section 3.06(b).

             "Financial Statements" shall have the meaning assigned to such term in Section 4.06.

             "Fraud" shall mean actual fraud.

             "GAAP" shall mean United States generally accepted accounting principles and practices in effect from time to time.

             "Governmental Authority" shall mean any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission, or any court, tribunal, or judicial or arbitral body.

             "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

             "Hazardous Substances" shall mean any toxic, hazardous or noxious substance, material or waste, the treatment, handling, storage, transportation or Release of which is regulated by any Governmental Authority, including, but not limited to, petroleum or constituents thereof, asbestos or any asbestos-containing material of any kind or character which is now or may become friable and polychlorinated biphenyls, or any other materials or substances designated as "hazardous substances" pursuant to Section 311 of the Clean Water Act, defined as "hazardous waste" pursuant to Section 1004 of RCRA, or defined as "hazardous substances" pursuant to Section 101 of CERCLA.

             "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rulings and regulations promulgated thereunder.

             "Indemnifying Party" shall have the meaning assigned to such term in Section 9.05.

             "Indemnitee" shall have the meaning assigned to such term in
Section 9.05.

             "Indemnity Claim" shall have the meaning assigned to such term in
Section 9.13(a).

             "Indemnity Claim Notice" shall have the meaning assigned to such term in Section 9.13(a).

             "Initial Escrow Deposit" shall have the meaning assigned to such term in Section 3.05(c).

             "Intellectual Property" shall have the meaning assigned to such term in Section 4.20(d).

             "Intermediate Parent" shall have the meaning assigned to such term in the preliminary statements of this Agreement.

             "JV Distribution" shall have the meaning assigned to such term in
Section 11.06.

             "Leases" shall have the meaning assigned to such term in Section 4.26(b).

             "Lender" shall mean Wachovia Bank, National Association as successor-in-interest to First Union National Bank.

             "LIC" shall mean Leach International Corporation.

             "Lien" means any encumbrance, hypothecation, infringement, lien, mortgage, pledge, restriction, security interest, title retention or other security arrangement, or any other adverse right or interest, charge or claim of a similar nature of or on any asset, property or property interest; provided, however, that the term "Lien" shall not include (a) liens for Taxes or assessments which are not delinquent; (b) mechanics', landlords', warehousemen's, materialmen's, contractors', workmen's, repairmen's and carriers' liens, and other similar liens arising or incurred in the ordinary course of business to secure amounts that are not past due; (c) the rights of third-party suppliers or other vendors having possession of manufacturing equipment; (d) rights of lessees, licensees and other third parties having a right to possess or use assets in the ordinary course of business; (e) rights of lessors, licensors and other third parties in property owned by them which is leased to another Person or which another Person has a right to use or possess;
(f) with respect to real property, easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering with the use of such real property in the ordinary course of business; (g) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business to secure amounts that are not past due; and (h) liens for water and sewer charges.

             "LIESA" shall mean Leach International Europe S.A.

             "LIG" shall mean Leach International Germany GmbH.

             "LIUK" shall mean Leach International U.K. Limited.

             "Losses" shall have the meaning assigned to such term in
Section 2.07(b).

             "LRE" shall mean LRE Technology Partner GmbH.

             "Majority-Owned Subsidiary" shall have the meaning assigned to such term in Section 4.02(b).

             "March 31 Balance Sheet" shall mean the audited consolidated balance sheet of the Company for the fiscal year ended March 31, 2004, and accompanying notes.

             "Material Adverse Effect" shall mean a material adverse effect upon the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

             "Material Contracts" shall have the meaning assigned to such term in Section 4.16(a).

             "Merger" shall have the meaning assigned to such term in the preliminary statements of this Agreement.

             "Merger Consideration" shall have the meaning assigned to such term in Section 3.02(a).

             "Minimum Indemnity Threshold" shall have the meaning assigned to such term in Section 9.08(a).

             "Net Working Capital" shall mean the total current assets of the Company (excluding cash) less the total current liabilities of the Company. The calculation of Net Working Capital as of the Valuation Date is attached as
Exhibit 1.01.

             "Objection" shall have the meaning assigned to such term in Section 9.13(b).

             "Objection Notice Period" shall have the meaning assigned to such term in Section 9.13(b).

             "Option Payments" shall have the meaning assigned to such term in
Section 3.05(d).

             "Options" shall have the meaning assigned to such term in Section 4.02(a).

             "Other Filings" shall have the meaning assigned to such term in
Section 6.05(a).

             "Owned Real Property" shall have the meaning assigned to such term in Section 4.26(a).

             "Parent" shall have the meaning assigned to such term in the preliminary statements of this Agreement.

             "PBGC" means the Pension Benefit Guaranty Corporation.

             "Permits" means all permits, authorizations, variances, notices, approvals, registrations, certificates of completion or legal status, certificates of occupancy, orders or other approvals or licenses granted by any Governmental Authority.

             "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, Governmental Authority, or other entity of any kind.

             "Plan" or "Plans" shall have the meaning assigned to such term in
Section 4.23(a).

             "Post-Closing Merger Consideration" shall have the meaning assigned to such term in Section 3.02(a)(i)(B).

             "Post-Closing Net Working Capital Upward Adjustment" shall have the meaning assigned to such term in Section 3.06(c).

             "Purchaser" shall have the meaning assigned to such term in the preliminary statements of this Agreement.

             "Purchaser Common Stock" shall mean the common stock, $0.01 par value per share, of the Purchaser.

             "Purchaser Indemnified Party" shall have the meaning assigned to such term in Section 9.02.

             "Purchaser Losses" shall have the meaning assigned to such term in
Section 9.02.

             "RCRA" shall have the meaning assigned to such term in Section 4.19(a)(i).

             "Real Property" shall mean the real property used by the Company or by any Subsidiary in the conduct of the Business as currently conducted, including the Owned Real Property.

             "Receivables" shall have the meaning assigned to such term in
Section 4.18.

             "Receiving Party" shall have the meaning assigned to such term in
Section 6.06.

             "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment of Hazardous Substances (including without limitation, the abandonment or disposal of barrels, containers or other receptacles containing any Hazardous Substances).

             "Remaining Shares" shall have the meaning assigned to such term in
Section 3.03(a).

             "Remaining Stockholders" shall have the meaning assigned to such term in Section 3.03(a).

             "Representatives" shall have the meaning assigned to such term in
Section 6.06.

             "Sales Representative Agreements" shall have the meaning assigned to such term in Section 4.09.

             "Shareholder Indemnified Party" shall have the meaning assigned to such term in Section 9.03.

             "Shareholder Losses" shall have the meaning assigned to such term in Section 9.03.

             "Shareholder Representative" shall have the meaning assigned to such term in Section 2.07(a).

             "Shares" shall mean shares of Company Common Stock.

             "Solvent" shall mean, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including probable contingent liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and for purposes of the Uniform Fraudulent Transfer Act, (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and mature considering all financing alternatives and potential asset sales reasonably available to such Person, (c) such Person is able to realize upon its property and pay its debts and other liabilities (including probable contingent liabilities) as they mature in the ordinary course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital with which to conduct its present or presently proposed business.

             "Stock Option Plan" means the Company's Non-Qualified Stock Option Plan.

             "Stockholders" shall mean all holders of Shares (and all holders of Options under the Stock Option Plan as of the Closing Date to the extent such holders and the Company have agreed to exercise their Options and be treated as Stockholders, whether or not any Shares are issued to such Option holder), except that Dissenting Stockholders and Remaining Stockholders shall not be considered Stockholders to the extent that the rights, powers and obligations provided to such Persons under Section 262 of the DGCL are inconsistent with the rights, powers and obligations of Stockholders hereunder.

             "Subsidiaries" or "Subsidiary" shall have the meanings assigned to such terms in Section 4.02(b).

             "Success Payments" shall have the meaning assigned to such term in
Section 3.05(e).

             "Surviving Corporation" shall have the meaning assigned to such term in Section 2.01.

             "Tax" or "Taxes" shall mean (a) any federal, state, local, or foreign income, gross receipts, business and occupation, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and (b) liability in respect of any items described in clause (a) payable by reason of contract assumption, transferee liability, operation of law or Treasury Regulation Section 1.1502-6(a).

             "Tax Authority" shall mean the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Taxes.

             "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

             "Termination Payment" shall have the meaning set forth in Section 15.02(a).

             "Title IV Plan" shall have the meaning set forth in Section
4.23(e).

             "to the knowledge of the Company" or words of similar import shall mean the actual knowledge of Robert Sires, Mark Thek, Jean-Michel Sigaud, Ulrich Schroeder, Christopher Adamo, Greg Brostek, Dominique Bauthian, Jorg Janich, Alfred Chu, Derrick Key, and Donald Calder and, solely with respect to the representations contained in Section 4.22 and Section 4.23, Jo Nell Dart with respect to LIC only and Gerhard Gottler with respect to LRE only.

             "Transaction Documents" shall mean this Agreement, the Escrow Agreement and each of the other agreements, documents and instruments required to be delivered by any of the parties at or before the Closing in accordance with the terms and provisions hereof.

             "Unlawful Payment" shall have the meaning set forth in Section
4.30.

             "Valuation Date" shall mean December 31, 2003.

             "Valuation Date Exchange Rate" shall mean the exchange rate or rates used to convert foreign currency amounts into Dollars in calculating the Valuation Date Net Working Capital.

             "Valuation Date Net Working Capital" shall mean the Net
Working Capital of the Company as of the Valuation Date, as reflected in the interim consolidated balance sheet of the Company for the period ended on the Valuation Date.

             "Wholly-Owned Subsidiaries" shall have the meaning assigned to such term in Section 4.02(b).


             SECTION 1.02 Interpretation.

             (a) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

             (b) References to "Article", "Section", "subsection" or "Exhibit" shall be to Articles, Sections, subsections or Exhibits, respectively, of this Agreement, unless otherwise specifically provided.

             (c) Any reference to a document includes any amendments or supplements to, or replacements of, such document, but excludes all amendments, supplements or replacements made in violation of this Agreement.


                                   ARTICLE 2.
                         THE MERGER AND RELATED MATTERS
                         ------------------------------

             SECTION 2.01 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time the Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the Company from and after the Effective Time hereinafter referred to as the "Surviving Corporation").

             SECTION 2.02 Effective Time. Upon the terms and subject to the conditions of this Agreement, as soon as practicable on or after the Closing Date the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") substantially in the form attached hereto as Exhibit 2.02 with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with the applicable provisions of, the DGCL (the date and time of such filing being hereinafter referred to as the "Effective Time").

             SECTION 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and the Purchaser shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

             SECTION 2.04 Certificate of Incorporation; By-laws.

             (a) At the Effective Time, the certificate of incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation, and subject to Section 6.03 hereof.

             (b) At the Effective Time, the by-laws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation and such by-laws, and subject to Section 6.03 hereof.

             SECTION 2.05 Directors and Officers. The directors and officers of the Purchaser immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

             SECTION 2.06 Stockholders' Approval. The Company, acting through its Board of Directors, shall, in accordance with the DGCL and the Company's certificate of incorporation and by-laws, as soon as is reasonably practicable:
(a) seek to obtain approval of the Merger by the vote or the consent of Stockholders as required by the DGCL and its certificate of incorporation and by-laws, (b) subject to its fiduciary duties under applicable laws, recommend to the Stockholders approval of the Merger, and (c) distribute to the Stockholders appropriate materials to facilitate the surrender of the certificates representing the Shares. The Company will provide the Parent copies of all disclosure materials delivered to Stockholders in the solicitation of Stockholders' approval of the Merger.

             SECTION 2.07 Shareholder Representative.

             (a) In the event that the Merger is approved by the Stockholders, and effective upon such approval without further act of any Stockholder, Robert Sires shall be appointed as their true and lawful representative, proxy, agent and attorney-in-fact (the "Shareholder Representative") for a term that shall be continuing and indefinite and without a termination date except as otherwise provided herein, to act for and on behalf of the Stockholders in connection with or relating to the Transaction Documents and the Merger and in accordance with the procedures approved by the Stockholders, including, without limitation, to give and receive notices and communications, to receive and accept service of legal process in connection with any proceeding arising under the Transaction Documents or in connection with the Merger, to review and confirm the amount of the Final Net Working Capital, to receive and deliver amounts comprising the Closing Merger Consideration and the Post-Closing Merger Consideration, to authorize delivery of cash from the Escrow Amount in satisfaction of claims by a Purchaser Indemnified Party pursuant to Article 9 hereof, to object to or accept any claims by a Purchaser Indemnified Party pursuant to Article 9 hereof, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such amounts or claims, to make any payment to a Dispute Indemnified Party pursuant to Article 9, and to take all actions necessary or appropriate in the sole opinion of the Shareholder Representative for the accomplishment of the foregoing. Such agency may be changed at any time and from time to time by the action of Stockholders holding more than fifty percent (50%) of the issued and outstanding Shares that approved the Merger, and shall become effective upon not less than thirty (30) days prior written notice to the Parent. Except as provided in the foregoing sentence, in the event that for any reason the most recent Shareholder Representative shall no longer be serving in such capacity, including, without limitation, as a result of the death, resignation or incapacity of the Shareholder
Representative, the outgoing Shareholder Representative shall appoint a successor Shareholder Representative, and if the outgoing Shareholder Representative fails or is unable to appoint a successor, then the Stockholders holding more than fifty percent (50%) of the issued and outstanding Shares that approved the Merger shall appoint such successor, such that at all times there will be a Shareholder Representative with the authority provided hereunder. Any change in the Shareholder Representative pursuant to the foregoing sentence shall become effective upon delivery of written notice of such change to the Parent. The Shareholder Representative shall receive such compensation as shall be determined by the Board of Directors of the Company or by any one or more individuals authorized to determine the same. Notices or communications to or from the Shareholder Representative by or to any of the parties to the
Transaction   Documents  shall  constitute   notice  to  or  from  each  of  the
Stockholders.

             (b) The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative in the absence of gross negligence and willful misconduct on his or her part (which shall be deemed not to exist if the Shareholder Representative acted in good faith). The Stockholders shall jointly and severally indemnify the Shareholder Representative and hold the Shareholder Representative harmless from and against any and all damages, actions, proceedings, demands, liabilities, losses, taxes, fines, penalties, costs, claims and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) (collectively, "Losses") which may be sustained or suffered by the Shareholder Representative in connection with the administration of its duties hereunder, except where such Losses arise from or are the result of the Shareholder Representative's gross negligence or willful misconduct (which shall be deemed not to exist if the Shareholder Representative acted in good faith).

             (c) Any decision, act, consent or instruction taken or given by the Shareholder Representative pursuant to this Agreement shall be and constitute a decision, act, consent or instruction of all Stockholders and shall be final, binding and conclusive upon each such Stockholder, and the Escrow Agent and the Parent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of each and every Stockholder. The Escrow Agent and the Parent are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative; provided that such acts are taken in good faith and absent gross negligence and willful misconduct on the part of the Escrow Agent and the Parent respectively.

             SECTION 2.08 Purchaser Representative. The Company and the Shareholder Representative acknowledge and agree that the Purchaser and the Intermediate Parent have appointed the Parent to give, take or make any consent, demand, request, waiver, approval, notice or other action which may or must be given, taken or made by or on behalf of the Purchaser or the Intermediate Parent, and following the Merger, the Surviving Corporation, pursuant to this Agreement. The Purchaser or the Intermediate Parent may, at any time and from time to time revoke such designation and designate a different Person to act in such capacity by thirty (30) days prior written notice to the Company and the Shareholder Representative.


                                   ARTICLE 3.
                          CONVERSION OF SHARES; PAYMENT
                          -----------------------------

             SECTION 3.01 Conversion of Purchaser Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Intermediate Parent, the Purchaser, the Company or the Stockholders, each share of Purchaser Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Purchaser Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

             SECTION 3.02 Conversion of and Payment for Company Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Intermediate Parent, the Purchaser, the Company or the
Stockholders:

             (a) each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 3.02(b), any Remaining Shares and any Dissenting Shares) shall be cancelled and converted automatically into the right to receive a pro rata portion of the Closing Merger Consideration (less amounts reserved for payment for Estimated Future Expenses in accordance with Section 3.07(b)) and the Post-Closing Merger Consideration (collectively, the "Merger Consideration"), such pro rata portion to be equal to one (1) divided by the total number of Shares outstanding as of the Closing Date; and each Stockholder (except for the Remaining Stockholders and the Dissenting Stockholders) shall thereafter cease to have any rights as a Stockholder, other than (i) those rights to receive the Closing Merger Consideration (less amounts reserved for payment for Estimated Future Expenses in accordance with Section 3.07(b)) and the Post-Closing Merger Consideration, upon surrender of the certificate or certificates evidencing such Shares or the execution and delivery to the Company of an affidavit of lost certificate in the form attached hereto as Exhibit 3.02(a) (the "Affidavit of Lost Certificate"), subject to Section 3.07(e), and (ii) any rights granted to the Stockholders pursuant to this Agreement and the other Transaction Documents.

                (i)     For purposes of this Agreement:

                        (A) "Closing Merger Consideration" shall be equal to One
                Hundred and Forty Five Million Dollars ($145,000,000), increased by the amount, if any, by which Estimated Final Net Working Capital exceeds Valuation Date Net Working Capital and reduced by (A) the Initial Escrow Deposit, (B) the Bank Debt,
                (C) the amount, if any, by which Valuation Date Net Working Capital exceeds Estimated Final Net Working Capital, (D) the Option Payments and (E) the Success Payments; and

                        (B) "Post-Closing Merger Consideration" shall be equal
                to the sum of (A) all amounts delivered to the Shareholder Representative by the Escrow Agent for distribution to the Stockholders, (B) the Post-Closing Net Working Capital Upward Adjustment, if any, (C) the amounts, if any, by which Estimated Future Expenses exceed Actual Future Expenses, and (D) all Dispute Proceeds;

             (b) each Share held in the treasury of the Company immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

             SECTION 3.03 Remaining Shares; Dissenting Shares.

             (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by Stockholders who have not provided their written consent to the Merger on or prior to the Effective Time in accordance with the DGCL and the Company's certificate of incorporation and by-laws

(collectively, the "Remaining Stockholders" and such shares, the "Remaining Shares") shall not be converted into or represent the right to receive a pro rata portion of the Merger Consideration. Remaining Stockholders who shall have demanded properly in writing an appraisal of their Shares (the "Dissenting Shares") in accordance with Section 262 of the DGCL (collectively, the "Dissenting Stockholders") shall be entitled to receive payment of the appraised value of the Dissenting Shares held by them in accordance with the provisions of such Section 262; provided, however, that all (i) Remaining Stockholders who are not Dissenting Stockholders and (ii) Dissenting Stockholders who shall have failed to perfect or who effectively have withdrawn or lost their rights to appraisal of their Dissenting Shares under such Section 262, shall thereupon be deemed to be Stockholders who have consented to the Merger and this Agreement, they shall no longer be deemed Remaining Stockholders or Dissenting Stockholders, their Shares shall no longer be deemed Dissenting Shares or Remaining Shares and such Stockholders shall thereupon have the right to receive a pro rata portion of the Merger Consideration pursuant to Section 3.02(a) hereof, without any interest thereon, upon surrender of the certificate or certificates evidencing such Shares or the execution and delivery to the Company of an Affidavit of Lost Certificate, subject to Section 3.07(e).

             (b) The Company shall give the Parent: (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments related thereto served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of the Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

             SECTION 3.04 Estimated Closing Date Balance Sheet. No later than two (2) business days prior to the Closing Date, the Company, in good faith, shall prepare and deliver to the Purchaser an estimate of the Closing Date Balance Sheet (the "Estimated Closing Date Balance Sheet"), including an estimate of the consolidating balance sheets from each Subsidiary used in creating the Estimated Closing Date Balance Sheet, based on the Company's and its Subsidiaries' books and records and other information then available, to determine an estimate of the Final Net Working Capital, provided that in the preparation of such estimate, any monetary amount in a currency other than Dollars shall be translated into Dollars using the Valuation Date Exchange Rate (the "Estimated Final Net Working Capital"). The Company will prepare the Estimated Closing Date Balance Sheet and the Estimated Final Net Working Capital consistent with the methodology used in calculating the Valuation Date Balance Sheet and the Valuation Date Net Working Capital, which calculation is set forth in Exhibit 1.01.

             SECTION 3.05 Closing; Payment of Merger Consideration. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. New York City time at the offices of Curtis, Mallet-Prevost, Colt & Mosle LLP, 101 Park Avenue, New York, New York, on the third business day after all conditions to Closing shall have been satisfied or waived or at such other time or on such other date or at such other place as the parties hereto may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"); provided, however, that in no event shall the Closing Date occur after August 30, 2004. At Closing, the Parent, Intermediate Parent or the Purchaser shall:

             (a) pay to the Shareholder Representative, for distribution to the Stockholders in accordance with and subject to Section 3.07, the Closing Merger Consideration;

             (b) pay to the Lender, Wells Fargo Bank, National Association and any other creditor under any Credit Agreement, the Bank Debt;

             (c) deposit an aggregate amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the "Initial Escrow Deposit") in escrow with JPMorgan Chase Bank as escrow agent (the "Escrow Agent"), pursuant to the terms of an escrow agreement substantially in the form of Exhibit 3.05(c) hereto (the "Escrow Agreement"), among the Parent, the Shareholder Representative and the Escrow Agent, as security for the Stockholders' indemnification obligations arising under Article 9 hereof, for payments to the Parent pursuant to Section 3.06(d), if any, and as satisfaction for other amounts contemplated by this Agreement. The amount held in escrow by the Escrow Agent at any time and from time to time shall be referred to as the "Escrow Amount". Six (6) months after the Closing Date, the Escrow Agent shall release and deliver to the Shareholder Representative for distribution to the Stockholders a portion of the Escrow Amount equal to the Escrow Amount at such time, if any, less the amount of any pending indemnification claims properly made by a Purchaser Indemnified Party pursuant to Article 9, less Seven Million Five Hundred Thousand Dollars ($7,500,000). Eighteen (18) months after the Closing Date, the Escrow Agent shall release and deliver to the Shareholder Representative for distribution to the Stockholders the remaining portion of the Escrow Amount at such time, if any, less the amount of any pending indemnification claims properly made by a Purchaser Indemnified Party pursuant to Article 9. As any pending indemnification claims are resolved, the Escrow Agent shall, after making any payment related to such claims, release and deliver to the Shareholder Representative for distribution to the Stockholders any amounts remaining from the amounts reserved for such claims. All amounts delivered to the Shareholder Representative by the Escrow Agent for distribution to the Stockholders shall be Post-Closing Merger Consideration or additional Appraisal Consideration, as the case may be, and allocated among the Stockholders by the Shareholder Representative pro rata in accordance with Section 3.02(a) or paid to the Surviving Corporation as Appraisal Consideration in accordance with Section 3.07(c);

             (d) pay to the holders of the Options such amounts as the Company has negotiated in consideration of the termination of any rights to tax gross-up payments with respect to the Options, as set forth on Exhibit 3.05(d) hereto (the "Option Payments"); and

             (e) pay to officers, directors or employees of the Company or any Subsidiary any amounts that are due upon the Closing Date as success fees, special bonuses or other amounts pursuant to written agreements between such individuals and the Company or its Subsidiaries, as the case may be, less any such amounts which are subject to Stockholder vote pursuant to Section 6.08 hereof and are not approved by the Stockholders, as set forth on Exhibit 3.05(e) hereto (the "Success Payments").

             SECTION 3.06 Final Net Working Capital Payments.

             (a) As soon as is reasonably practicable, (i) the Surviving Corporation shall cause Deloitte & Touche LLP, at the Surviving Corporation's expense, to perform an audit of the special purpose balance sheet of the Company and the Subsidiaries as of the Closing Date, including consolidating balance sheets for each Subsidiary (the "Closing Date Balance Sheet"), prepared on a basis consistent with the consolidated balance sheet of the Company as of the Valuation Date, provided, that any monetary amount in a currency other than Dollars shall be translated into Dollars using the Valuation Date Exchange Rate and (ii) not later than sixty (60) days following the Closing Date, the Parent shall provide the Shareholder Representative with a copy of the Closing Date Balance Sheet, accompanied by the report of Deloitte & Touche LLP stating that the Closing Date Balance Sheet was prepared on a basis consistent with the balance sheet of the Company as of the Valuation Date, provided, that any monetary amount in a currency other than Dollars shall be translated into Dollars using the Valuation Date Exchange Rate. The Closing Date Balance Sheet provided to the Shareholder Representative shall be accompanied by consolidating balance sheets for each Subsidiary and by detailed schedules setting forth the Net Working Capital of the Company as of the Closing Date (the "Final Net Working Capital"), as reflected in the Closing Date Balance Sheet and as calculated in accordance with
Exhibit 1.01. The Parent shall, at the Shareholder Representative's request, provide the Shareholder Representative and his representatives access at all reasonable times to the Surviving Corporation's and the Company's accountants, personnel, properties, books and records, work papers, schedules and calculations relating to the Closing Date Balance Sheet and the Final Net Working Capital. On or before the thirtieth (30th) day following the Shareholder Representative's receipt of the Closing Date Balance Sheet and such detailed schedules (the "Balance Sheet Review Period"), the Shareholder Representative shall be required to notify the Parent and the Surviving Corporation in writing of any disputed items with respect to the Closing Date Balance Sheet or the Final Net Working Capital. If the Parent or the Surviving Corporation receives such notice on or before the last day of the Balance Sheet Review Period (the "Dispute Notice"), the Parent and the Surviving Corporation shall negotiate with the Shareholder Representative in good faith to resolve such dispute, such negotiation to begin as soon as practicable (but in any case, no later than thirty (30) days) after the Shareholder Representative has provided the Dispute Notice; provided, however, that any and all amounts not then in dispute as set forth in the Dispute Notice shall be paid promptly by the owing party hereto.

             (b) Any dispute arising from the Closing Date Balance Sheet and the calculation of the Final Net Working Capital of the Company that cannot be resolved within such thirty (30) day period shall be submitted to a mutually agreed upon accounting firm of recognized national standing (the "Financial Expert") within five (5) days following the expiration of such thirty (30) day period. The Financial Expert shall resolve all such items in dispute within thirty (30) days after the Financial Expert has been given such dispute to resolve. The decision of the Financial Expert shall be final and binding on the parties hereto. Within five (5) days of the resolution of such dispute (whether by agreement between the parties or as a result of a decision by the Financial Expert) the Parent shall cause the Surviving Corporation to make any required adjustments to the Closing Date Balance Sheet and the calculation of the Final Net Working Capital and such adjusted Closing Date Balance Sheet and the calculation of the Final Net Working Capital shall be final and binding on the parties hereto.

     If the Dispute Notice sets forth a definitive figure for the Final Net Working Capital, as determined by the Shareholder Representative, and the Final Net Working Capital, as determined by the Financial Expert is greater than or equal to the figure determined by the Shareholder Representative, all fees and expenses of the Financial Expert shall be borne by the Parent.

     If the Dispute Notice sets forth a definitive figure for the Final Net Working Capital, as determined by the Shareholder Representative, and the Final Net Working Capital, as determined by the Financial Expert is less than or equal to the figure determined by the Surviving Corporation, all fees and expenses of the Financial Expert shall be borne by the Shareholder Representative.

     If the Dispute Notice sets forth a definitive figure for the Final Net Working Capital, as determined by the Shareholder Representative, and the Final Net Working Capital, as determined by the Financial Expert, is greater than the figure determined by the Surviving Corporation but less than the figure determined by the Shareholder Representative, the fees and expenses of the Financial Expert shall be shared by the Shareholder Representative and the Parent in proportion to the amount by which the Financial Expert's figure differed from the figure calculated by the Shareholder Representative and the Surviving Corporation, respectively. By way of example only, if the Final Net Working Capital, as determined by the Surviving Corporation is Ten Dollars ($10), and the Final Net Working Capital, as determined by the Shareholder Representative is Twenty Dollars ($20) and the Final Net Working Capital, as determined by the Financial Expert is Seventeen Dollars ($17), the Shareholder Representative would bear Thirty Percent (30%) of the fees and expenses of the Financial Expert and the Parent would bear the remainder of such fees and expenses.

     If the Dispute Notice does not set forth a definitive figure for the Final Net Working Capital, as determined by the Shareholder Representative, the fees and expenses of the Financial Expert shall be allocated between the Shareholder Representative and the Parent by the Financial Expert in accordance with the principles set forth in the foregoing three (3) paragraphs.

             (c) If the Final Net Working Capital is greater than the Estimated Final Net Working Capital, then the Parent shall cause the Surviving Corporation to pay the amount of such excess net of any Appraisal Consideration, to the Shareholder Representative for distribution to the Stockholders in cash (the "Post-Closing Net Working Capital Upward Adjustment").

             (d) If the Final Net Working Capital is less than the Estimated Final Net Working Capital, then the Escrow Agent shall pay the amount of such shortfall to the Parent from the Escrow Amount.

             (e) Any payment to the Parent or the Shareholder Representative, as the case may be, based on the Final Net Working Capital shall be made within ten
(10) business days following agreement on or final determination of the Closing Date Balance Sheet and the Final Net Working Capital. If a payment due under this subsection (e) is not made within such ten (10) business day period, interest shall accrue on such unpaid amounts at a rate of twelve percent (12%) per annum. Any Post-Closing Net Working Capital Upward Adjustment paid to the Shareholder Representative for distribution to the Stockholders shall be Post-Closing Merger Consideration and allocated by the Shareholder Representative among the Stockholders pro rata in accordance with Section 3.02(a).

             SECTION 3.07 Surrender of Shares.

             (a) Pursuant to Section 3.05, the Parent, the Intermediate Parent or the Purchaser shall pay to the Shareholder Representative on the Closing Date, for the benefit of the Stockholders, the Closing Merger Consideration, in immediately available funds to the account designated by the Shareholder Representative or his designee. Each Stockholder whose Shares were converted pursuant to Section 3.02(a) or who are deemed to be Stockholders who have consented to the Merger pursuant to Section 3.03 shall thereafter surrender to the Shareholder Representative or his designee the certificate representing such Shares or an Affidavit of Lost Certificate. Upon the delivery of such certificate or Affidavit of Lost Certificate, the Shareholder Representative shall pay to the holder of such Shares in exchange therefor the amount due such holder as set forth in Section 3.02(a) by check or wire transfer to the account designated in writing by such holder subject to subsection (e) below.

             (b) Prior to each distribution of Merger Consideration the Shareholder Representative shall pay or set aside and reserve that amount which the Shareholder Representative determines in his sole opinion is or may be required to meet Estimated Future Expenses. In the event the amount of such reserve exceeds Actual Future Expenses, the Shareholder Representative shall distribute the excess to those Stockholders entitled to receive Merger Consideration on a pro rata basis in accordance with Section 3.02(a), at the times determined by the Shareholder Representative in his sole opinion, and such amounts shall be deemed to be Post-Closing Merger Consideration. In no event shall the Shareholder Representative, the Parent, the Intermediate Parent or the Surviving Corporation be liable for Actual Future Expenses.

             (c) In the event that appraisal and payment rights with respect to the Dissenting Shares are duly exercised pursuant to Section 262 of the DGCL:

                (i) the Shareholder Representative shall promptly deliver to the Surviving Corporation that portion of the Merger Consideration (whether received as Closing Merger Consideration or Post-Closing Merger Consideration) which is equal to the product of (i) the percentage of the Shares outstanding at Closing represented by the Dissenting Shares (the "Appraisal Percentage") and
(ii) the Merger Consideration;

                (ii) in the event that the Shareholder Representative is entitled to receive Post-Closing Merger Consideration from the Parent from time to time, the Parent shall be entitled to withhold the portion of such consideration that is equal to the product of (i) the Appraisal Percentage and
(ii) such consideration, if any; and

                (iii) if the Post-Closing Merger Consideration is received from a third party, including from the Escrow Agent, the Shareholder Representative shall promptly deliver to the Surviving Corporation the portion of such consideration that is equal to the product of (i) the Appraisal Percentage and (ii) such consideration, if any;

(any amounts delivered or withheld pursuant to subsections (c)(i), (c)(ii) and (c)(iii) collectively referred to hereinafter as the "Appraisal Consideration").

             The Surviving Corporation shall be solely responsible for payment of all amounts in the event that appraisal and payment rights with respect to the Dissenting Shares are duly exercised pursuant to Section 262 of the DGCL (including amounts in excess of the Appraisal Consideration) and shall indemnify the Shareholder Representative and the Stockholders and hold the Shareholder Representative and the Stockholders harmless from and against any and all Losses relating to, or arising as a result of a claim by, Dissenting Stockholders.

             (d) At the Closing Date, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of any Shares thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of Shares immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time and through the eighteen (18) month anniversary of the Effective Time, certificates of the Company or Affidavits of Lost Certificates therefore are presented to the Surviving Corporation, they shall be delivered to the Shareholder Representative and canceled and exchanged for any cash payment due from the Shareholder Representative as provided in this
Section 3.07. No Stockholder shall be entitled to receive interest on any cash payable upon the surrender of certificates representing Shares or the execution and delivery of Affidavits of Lost Certificates.

             (e) If  any  Stockholder  (except  any  Dissenting  Stockholder)
fails to surrender  and exchange  certificate(s)  evidencing  such Shares by the eighteen (18) month anniversary of the Effective Time, the Shareholder Representative shall deliver to the Surviving Corporation that portion of the Merger Consideration (including any interest received with respect thereto) which had been delivered to the Shareholder Representative for disbursement to such holders, and thereafter such holders shall only be entitled to look to the Surviving Corporation as general creditors thereof (subject to abandoned property, escheat or similar laws) to receive amounts payable upon due surrender of the certificates representing their Shares or the execution and delivery of Affidavits of Lost Certificates, and shall not be entitled to receive any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Shareholder Representative shall be liable to any
Stockholder  for amounts to which such  Stockholder  is entitled  under  Section
3.02(a) which have been delivered to a public official pursuant to the requirements of applicable abandoned property, escheat or similar law.

             SECTION 3.08 Tax Withholding. The Parent, the Intermediate Parent or the Purchaser, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable with respect to any Stockholder pursuant to this Agreement (including, without limitation, any amount paid to the Shareholder Representative for the benefit of any Stockholder) such amounts that the Parent, the Intermediate Parent or the Purchaser, as the case may be, may be required to deduct and withhold with respect to the making of such payment under any provision of law. If the Parent, the Intermediate Parent or the Purchaser, as the case may be, withholds any such amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the Stockholder in respect of which the Parent, the Intermediate Parent or the Purchaser, as the case may be, made such deduction and withholding. On or prior to the Closing Date, the Shareholder Representative shall provide the Parent with any information reasonably requested by the Parent in writing regarding the exercise or cancellation of any Option for which the full amount of withholding taxes has not been paid in cash by the holder of such Option, including, without limitation, the method of exercise and the number of Shares issued (or deemed issued) to such Option holder.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                 OF THE COMPANY
                                 --------------

             Except with respect to the Discontinued Operations, with respect to which the Company only makes the representations and warranties set forth in
Section 4.34, the Company represents and warrants that:

             SECTION 4.01 Organization.

             (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly authorized to carry on the business presently conducted by it. The Company is qualified to do business in every other jurisdiction in which the nature of its business or location of its properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. The copies of the Company's certificate of incorporation and by-laws which have been furnished to the Purchaser are correct and complete and reflect all amendments made thereto at any time prior to the date of this Agreement.

             (b) Except as set forth on Schedule 4.01(b), each of the Subsidiaries is duly organized, validly existing and in good standing under the laws its state or country of organization (or, to the extent applicable, the equivalent status in such jurisdiction), and duly authorized to carry on the business presently conducted by it. Each of the Subsidiaries is qualified to do business in every other jurisdiction in which the nature of its business or location of its properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.01(b), the copies of each of the Subsidiaries' constituent documents, which have been furnished to the Purchaser, are correct and complete and reflect all amendments made thereto at any time prior to the date of this Agreement.

             SECTION 4.02 Capital.

             (a) Company. The authorized capital stock of the Company consists of Two Million Shares (2,000,000) Shares. As of the date hereof Eight Hundred and Five Thousand Two Hundred and Seventy Six (805,276) Shares are issued and outstanding, all of which are duly authorized and validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal, state and foreign securities laws, except for such instances of noncompliance which could not reasonably be expected to have a Materially Adverse Effect. As of the date hereof, the Company had reserved an aggregate of Ninety Thousand Five Hundred and Fifty Six (90,556) Shares for issuance pursuant to the Stock Option Plan. Stock options granted under the Stock Option Plan are referred to in this Agreement as "Options". As of the date hereof, there were outstanding Options, all of which are fully vested, to purchase an aggregate of Fifty Five Thousand Two Hundred and Eighty (55,280) Shares. The outstanding Shares are the sole outstanding shares of capital stock of the Company and except for the

Options, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights issued by the Company which may permit or require any Person, now or in the future to subscribe for, purchase or otherwise acquire any other securities of the Company. All Shares subject to issuance upon exercise of the Options, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Schedule 4.02(a) lists for each holder of Options as of the date hereof: (i) the name of such holder,
(ii) the number of Options held by such holder and (iii) the exercise price of the Options.

             (b) Subsidiaries. The Company owns, directly or indirectly, all of the issued and outstanding capital stock of the companies listed on Schedule 4.02(b)(i) (collectively, the "Wholly-Owned Subsidiaries"). Except as set forth on Schedule 4.02(b)(i), such capital stock is owned free and clear of all Liens, and no other Person has any interest whatsoever in any of the capital stock of the Wholly-Owned Subsidiaries. All of the shares of each of the Wholly-Owned Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable federal, state and foreign securities laws, except for such instances of noncompliance which could not reasonably be expected to have a Materially Adverse Effect. There are no other outstanding securities of the Wholly-Owned Subsidiaries and there are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights which may permit or require any Person, now or in the future, to subscribe for, purchase or otherwise acquire any securities of the Wholly-Owned Subsidiaries. The Company owns, directly or indirectly, the equity participation in the company set forth on Schedule 4.02(b)(ii) (the "Majority-Owned Subsidiary"). Except as set forth on Schedule 4.02(b)(ii), such capital stock is owned free and clear of all Liens. The equity participation in the Majority Owned Subsidiary owned by the Company has been duly authorized and validly issued, is fully paid and nonassessable and has been issued in compliance with all applicable federal, state, and foreign securities laws, except for such instances of noncompliance which could not reasonably be expected to have a Materially Adverse Effect. The remaining equity participation in the Majority-Owned Subsidiary is owned by the party set forth in Schedule 4.02(b)(ii), and except as set forth on Schedule 4.02(b)(ii), there are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights issued by the Majority-Owned Subsidiary which may permit or require any Person, now or in the future, to subscribe for, purchase or otherwise acquire any securities of the Majority-Owned Subsidiary. The Wholly-Owned Subsidiaries and the Majority-Owned Subsidiary are collectively referred to as the "Subsidiaries" and individually as a "Subsidiary".

             SECTION 4.03 Authority and Enforceability. The Company has all necessary corporate power and authority to execute and deliver the Transaction Documents, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents by the Company, the performance of its obligations thereunder, and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Company (other than, with respect to the Merger, the approval of the Merger and the adoption of this Agreement by the Stockholders). The Transaction Documents have been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Parent, the Intermediate Parent, the Purchaser and the Shareholder Representative and approval by the Stockholders) constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

             SECTION 4.04 No Conflict. Except as set forth on Schedule 4.04, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provisions of its certificate of incorporation or by-laws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party, or by which any property or asset of the Company or any of the Subsidiaries is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Company or any of the Subsidiaries is subject, or by which any property or asset of the Company or any of the Subsidiaries is bound.

             SECTION 4.05 Consents and Approvals. Except as set forth on
Schedule 4.05, the execution, delivery and performance of this Agreement by the Company does not require, as a condition to its validity or effectiveness, any consent, authorization, filing with, approval, notification or registration to or with any Person by the Company or any Subsidiary which has not been obtained or made.

             SECTION 4.06 Financial Information. The Company has provided to the Parent complete copies of the audited consolidated balance sheet of the Company and the Subsidiaries for each of the fiscal years ended as of March 31, 2002, March 31, 2003, and March 31, 2004, and the related audited statements of income, retained earnings, stockholders' equity, consolidating balance sheets with respect to each Subsidiary and changes in financial position of the Company, together with all related notes and schedules thereto, accompanied by the reports thereon of Deloitte & Touche LLP (collectively referred to herein as the "Financial Statements"). The Financial Statements (i) present fairly the financial condition and results of operations of the Company and the Subsidiaries as of the dates thereof or for the periods covered thereby, and
(ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. As of the dates of the Financial Statements, neither the Company nor any Subsidiary has any liability or obligation of any nature (absolute, accrued or contingent) that is not fully reflected, accrued or disclosed in the Financial Statements, to the extent required in accordance with GAAP. The Company and each of its Subsidiaries maintain systems of accounting to permit preparation of financial statements in conformity with GAAP, including maintenance of proper books and records.

             SECTION 4.07 Absence of Change. Except as set forth in Schedule
4.07 or as otherwise expressly provided in this Agreement and the other Transaction Documents, since March 31, 2004, there has not been:

             (a) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the capital stock of the Company, or any purchase, redemption or other acquisition by the Company of any of the Company's capital stock or any other securities of the Company or the Subsidiaries, or any issuance of any options, warrants, calls or rights to acquire any such shares or other securities, except for the issuance of Shares pursuant to the exercise of Options, if any;

             (b) any split, combination or reclassification of any of the capital stock of the Company or the Subsidiaries;

             (c) any material change or alteration in the policy of the Company relating to the granting of stock options to its employees, directors and consultants;

             (d) any purchase or sale or other disposition, or any agreement or other legally binding arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company or the Subsidiaries, other than in the ordinary course of business;

             (e) any damage, destruction or loss, not covered by insurance, of any material asset of the Company and the Subsidiaries;

             (f) any change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP (or the applicability thereof);

             (g) any oral or written notice that there has been or will be a loss of, or contract cancellation by, any current customer, supplier or licensor of the Company or any Subsidiary, which loss or cancellation would result in lost annual revenues to the Company or such Subsidiary of at least Five Hundred Thousand Dollars ($500,000);

             (h) any agreement to enter into any material transaction, agreement or commitment other than in the ordinary course of business by the Company or any Subsidiary;

             (i) forgiveness or cancellation of any indebtedness owed to the Company or any Subsidiary or waiver by the Company or any Subsidiary of any claims or rights of material value (including, without limitation, any indebtedness owed by any shareholder, officer, director, employee or affiliate of the Company or any Subsidiary) other than in the ordinary course of business;

             (j) other than in the ordinary course of business and consistent with past practice of the Company or any Subsidiary, grant of any increase in the compensation of officers, directors, employees or consultants of the Company or any Subsidiary;

             (k) any (i) borrowing of funds, assuming or becoming subject to, whether directly or by way of guarantee or otherwise, any liabilities or obligations (absolute, accrued or contingent), or incurring any liabilities or obligations (absolute, accrued or contingent) except borrowings, liabilities and obligations incurred in the ordinary course of business and consistent with past practice, or (ii) any change in the method of calculating, any bad debt, contingency or other reserves except as required by concurrent changes in GAAP, in each case by the Company or any Subsidiary;

             (l) payment, discharge or satisfaction of any claims, liabilities or obligations (absolute, accrued or contingent) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the Financial Statements; or

             (m) any agreement or understanding whether in writing or otherwise, by the Company or the Subsidiaries to take any of the actions specified in subsections (a) through (l) above.

             SECTION 4.08 Employment Contracts. Schedule 4.08 contains a complete and accurate list of all of the employees of the Company and the Subsidiaries (with the exception of LIESA, LRE, LIUK and LIG) as of the date indicated thereon (which date shall be not more than thirty (30) days prior to the date of this Agreement) (including each employee on leave of absence or layoff status), including such employee's name, job title, current compensation, a list of any written employment agreement to which he or she is a party and the nature of such employee's participation in any Plans. With respect to LIESA, LRE, LIUK and LIG, Schedule 4.08 sets forth salary ranges and the nature of participation in any Plans per the employee categories specified in Schedule
4.08 for each of these Subsidiaries as of the date indicated thereon (which date shall be not more than thirty (30) days prior to the date of this Agreement). Except as set forth in Schedule 4.08, neither the Company nor any Subsidiary has any oral or written employment agreement or arrangements with any Person.

             SECTION 4.09 Sales Representatives, Dealers and Distributors. Except as set forth in Schedule 4.09 and as of the date indicated thereon
(which date shall be no more than thirty (30) days prior to the date of this Agreement), neither the Company nor any Subsidiary is a party to any contract or agreement with any Person under which such other Person is a sales agent, representative, dealer or distributor of any of the products or services of the Company or of any Subsidiary (collectively the "Sales Representative Agreements"), as the case may be, which by its terms either (i) cannot be terminated on less than ninety (90) days prior notice or (ii) requires an additional payment as a result of termination, and there has been no change in the rate of compensation paid or payable to any such Person since March 31, 2004, other than in the ordinary course of business and consistent with past practice of the Company or any Subsidiary. The parties acknowledge and agree that applicable local law may require additional notice or termination payments that are not reflected in the terms of the Sales Representative Agreements, and no such requirement, nor the failure to disclose such requirement on Schedule 4.09, shall result in a breach of this Section 4.09.

             SECTION 4.10 Brokers. Except for Wachovia Capital Markets, LLC, no broker, finder or investment bank is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

             SECTION 4.11 Litigation. Except as set forth in Schedule 4.11, there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any Governmental Authority that (i) relates to or challenges the legality, validity or enforceability of this Agreement,

(ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) could, individually or in the aggregate, reasonably be expected to impair the ability of the Company to perform on a timely basis its obligations under this Agreement. To the knowledge of the Company, there is no valid basis for any claim described in the preceding sentence. Except as set forth on Schedule 4.11, as of the date hereof, neither the Company nor any Subsidiary is subject to any outstanding Governmental Order.

             SECTION 4.12 Title to Properties. Except as set forth on Schedule 4.12, each of the Company and the Subsidiaries has good and marketable title, free and clear of all Liens, to its respective owned personal property and assets (other than the Real Property and Leases which are addressed in Section 4.26) shown on the March 31 Balance Sheet or acquired after March 31, 2004, except for (i) assets that have been disposed of since March 31, 2004 in the ordinary course of business and (ii) Liens reflected in the March 31 Balance Sheet.

             SECTION 4.13 Personal Property Leases. Except as set forth in
Schedule 4.13, all of the personal property leased to the Company or the Subsidiaries are subject to leases which are valid and in full force and effect assuming due authorization, execution and delivery by the counterparties to such leases, and to the knowledge of the Company no event has occurred which, with notice or lapse of time or both, would constitute a material default under any of these leases.

             SECTION 4.14 Inventory. The inventories of items shown on the March 31 Balance Sheet and any other inventory acquired by the Company or the Subsidiaries, respectively, since the date thereof, up to but not including the date of this Agreement, consist of items of a quality, quantity and condition useable or salable in the ordinary course of business by the Company or by the Subsidiaries, except for all obsolete, unusable, not readily salable or below-standard quality items, all of which have been either written-off or written down to net realizable value or for which adequate reserves have been established in the March 31 Balance Sheet or on the books of the Company or the Subsidiaries, as the case may be, all in accordance with GAAP. All items included in the inventories on the March 31 Balance Sheet are the property of the Company or of the Subsidiaries, as the case may be, free and clear of all Liens, except for items sold in the ordinary course of business since March 31, 2004, and for each of these sales either the purchaser of the items has made full payment therefor or the purchaser's liability to make payment is reflected in the books of the Company or the Subsidiary, as the case may be. Except as set forth on Schedule 4.14, all items included in the inventories have been priced at cost on a first-in, first-out basis in accordance with the established practice of the Company for at least the two (2) most recent fiscal years. Except as set forth in Schedule 4.14 or the March 31 Balance Sheet, no items included in the inventories on the March 31 Balance Sheet have been pledged as collateral, held by the Company or by the Subsidiaries on consignment from others or otherwise subject to any Liens. Except as set forth on Schedule 4.14, the Company has no knowledge of any condition which as of the date of this Agreement is adversely affecting the quality or supply of raw materials, intermediates, supplies, parts and other materials available to the Company and the Subsidiaries that are necessary to manufacture, package or label the Company's or Subsidiaries' products or are otherwise used in the Business, except for any adverse conditions that could not reasonably be expected to have a Material Adverse Effect.

             SECTION 4.15 Customers. Schedule 4.15 sets forth a complete and current list of each customer of any of LRE, LIESA or LIC that accounted for more than five percent (5%) of the gross revenues of such company for the fiscal year ended March 31, 2004 (including for this purpose, sales of any Subsidiary of such companies, except that gross revenues and customers of LIESA are not included as part of LIC's gross revenues or customers). To the knowledge of the Company, except as indicated in Schedule 4.15, none of these customers intends to cease doing business or materially and adversely modify its business relationship with the Company or any of the Subsidiaries.

             SECTION 4.16 Contracts.

             (a) Schedule 4.16 sets forth a true and complete list as of the date indicated thereon (which date shall be no more than thirty (30) days prior to the date of this Agreement) of any agreement, other than the Leases, Credit Agreements and intercompany contracts to which the Company or any Subsidiary is a party or by which the Company or the Subsidiaries or any of their respective assets or properties are bound, which requires future payments to or from either or any of them in excess of either (i) Two Hundred and Fifty Thousand Dollars ($250,000) per annum or (ii) Two Hundred Thousand Euros ((euro)200,000) per annum, as the case may be, and which by its terms either (i) cannot be terminated by the Company or a Subsidiary on less than ninety (90) days prior notice or (ii) requires an additional payment as a result of termination ("Material Contracts"). The Company has provided true and correct copies of each of the Material Contracts to the Purchaser except purchase orders, which have not been so provided. Related purchase orders between the Company or any Subsidiary and the same third party which have been issued under the same contract will be aggregated for purposes of determining whether the Material Contract threshold has been satisfied.

             (b) To the knowledge of the Company, all Material Contracts are valid, binding and enforceable in accordance with their terms against each party thereto and are in full force and effect. Other than as set forth on Schedule 4.16, neither the Company nor any Subsidiary is in violation or in default of, or has failed to perform any material obligation under, any Material Contract, and nothing has occurred and is continuing that with lapse of time or the giving of notice or both would constitute a breach or default of a Material Contract by the Company or the Subsidiaries. To the knowledge of the Company, no material breach or default by any other party to any such Material Contract of any provision thereof, nor any condition or event that, with notice or lapse of time or both, would constitute such a breach or default, has occurred and is continuing.

             (c) Except as set forth on Schedule 4.16, neither the Company nor any Subsidiary has any powers of attorney outstanding (other than those issued in the ordinary course of business (i) with respect to Tax or Intellectual Property matters, (ii) that are customary in connection with customs and export and import matters, or (iii) that are customary in Germany with respect to LRE or LIG).

             SECTION 4.17 Permits. Schedule 4.17 lists all material Permits issued to the Company and the Subsidiaries which are in effect and the Permits listed on such schedule constitute all of the material Permits required as of the date hereof for the Company and the Subsidiaries to conduct the Business as currently conducted. There are no defaults existing under such Permits and neither the Company nor any Subsidiary has received any notice nor does the Company have any knowledge that the issuer of any such Permit intends to suspend, withdraw, limit in any form or terminate any such Permit.

             SECTION 4.18 Accounts Receivable. All accounts receivable (the "Receivables") of the Company and of the Subsidiaries reflected on the March 31 Balance Sheet and those incurred thereafter represent amounts due for services performed or sales actually made by the Company and the Subsidiaries. Except as set forth in Schedule 4.18 and as of the date indicated thereon (which date shall be no more than thirty (30) days prior to the date of this Agreement), there are no individual Receivables which are more than sixty (60) days past due. Except as set forth in Schedule 4.18 or as disclosed in the March 31 Balance Sheet, no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any such Receivables. The bad debt reserves and allowances reflected in the Financial Statements are adequate in the judgment of the Company in light of its loss history and the Company's knowledge regarding its account debtors.

             SECTION 4.19 Environmental Matters. To the knowledge of the Company, and except as set forth in Schedule 4.19:

             (a) the properties, facilities and assets owned and leased by the Company and by the Subsidiaries, respectively, and the operations conducted thereon by the Company or the Subsidiaries and the use, maintenance, or operation of such properties, facilities and assets:

                (i) have been and are in compliance in all material respects with any applicable federal, state, local or foreign laws, regulations and ordinances concerning health and safety, pollution or protection of the environment, including by way of illustration and not by way of limitation, the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Federal Water Pollution Control Act of 1972, 33 U.S.C. ss. 1251 et seq., (the "Clean Water Act"); the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss. 6901 et seq., ("RCRA"); the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq., ("CERCLA"); the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss. 11001 et seq.; the Pollution Prevention Act of 1990, 42 U.S.C. ss. 1301 et seq.; the Federal Hazardous Materials Transportation Law, 49 U.S.C. ss. 5101 et seq.; and the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300(f) through 300(j); the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 et seq. (including any amendments or extensions thereof, and rules, regulations, standards or guidelines pursuant to any of the foregoing) (each hereinafter an "Environmental Law");

                (ii) are not subject to any existing, pending or threatened investigation, inquiry or proceeding by any Governmental Authority for any material liability (absolute, contingent or otherwise) or obligations under any Environmental Law; and

                (iii) do not contain asbestos that is friable or must otherwise be encapsulated or removed pursuant to Environmental Law;

             (b) no Hazardous Substances have been disposed of or otherwise Released by the Company or by the Subsidiaries except in compliance in all material respects with Environmental Laws and in a manner which has not and is not reasonably likely to give rise to any material liability (absolute, contingent or otherwise) under Environmental Law;

             (c) neither the Company nor the Subsidiaries has any material liability (absolute, contingent or otherwise) in connection with any Release of any Hazardous Substances into the environment or arising under Environmental Law including, but not limited to, (i) Releases on property currently or formerly owned or leased by the Company or the Subsidiaries; and (ii) Releases in connection with the transportation, storage, treatment, recycling, handling or disposal of any Hazardous Substances to or at any off-site location, or the arrangement with a third party for such transportation, storage, treatment, recycling, handling or disposal;

             (d) the Company has furnished or provided the Purchaser with access to all environmental audits, reports and other material environmental documents relating to the current or former operations, properties or facilities of the Company and of the Subsidiaries which are in its possession, custody or control and which were prepared since December 31, 2000; and

             (e) from December 31, 2000 to the date hereof, (i) no request for information or notice of any liability, potential liability or obligation under, or any violation of, any Environmental Law has been received by the Company or by the Subsidiaries, and (ii) neither the Company nor any Subsidiary has been named as a "potentially responsible party" or received a request for information in connection with any litigation, investigation or similar matter arising under Environmental Laws.

             SECTION 4.20 Intellectual Property.

             (a) Schedule 4.20 contains a true and complete list of all material
(A) patents and patent applications, (B) trademarks, trademark registrations and applications, (C) service marks, service mark registrations and applications,
(D) proprietary computer software, (E) copyright registrations and applications, and (F) Internet domain names, which in each case is used in connection with the Business as currently conducted (collectively, the "Company IP"), together with any and all licenses related to the foregoing.

             (b) The Company and the Subsidiaries own, or are licensed, authorized, or, to the knowledge of the Company, otherwise possess legally enforceable rights to use the Company IP. To the knowledge of the Company, and except as set forth on Schedule 4.20, no other Person has any rights in, to or under any of the Company IP owned by the Company or the Subsidiaries. Except as set forth on Schedule 4.20, each of the Company and the Subsidiaries has caused its employees to execute such invention assignment and/or confidentiality agreements, if any, as may be necessary under applicable law to secure to the Company or the relevant Subsidiary all rights in any inventions developed, in development or to be developed in the future with respect to the Business and to ensure the confidentiality of all proprietary information of the Company or such Subsidiary (it being understood that no such invention assignments or confidentiality agreements have been executed by the employees of LIESA, LRE or LIG because the Company has determined that such agreements are not required under applicable law). The manufacture, use, importation, sale or offer to sell in the United States of any medical device currently produced by any of the Subsidiaries would not infringe any of the patents transferred to TriVirix Minneapolis, Inc. pursuant to that certain Asset Purchase Agreement dated as of December 5, 2003, to which the Company and UMM Electronics Inc. was party.

             (c) Except as set forth in Schedule 4.20, all grants, registrations and applications for the Company IP owned by the Company or the Subsidiaries (A) are valid, subsisting, in proper form and to the extent applicable, enforceable, and have been duly assigned and maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions, (B) have not lapsed, expired or been abandoned, and (C) are not the subject of any legal or administrative adversarial proceeding before any Governmental Authority in any jurisdiction.

             (d) To the knowledge of the Company, all patents, trademarks, trade names, and service marks, and good will associated therewith, logos, insignia, art work, copyrights, and any applications therefor, inventions, formulae, research and development, technical notes, technical information, technology, know-how, trade secrets, inventory, products, ideas, algorithms, processes, methods, computer software programs or applications (other than commercially available software programs or applications), and tangible or intangible proprietary information or material (collectively the "Intellectual Property") owned or licensed by the Company and the Subsidiaries pursuant to an exclusive license agreement and used in the Business is not being infringed by any third party. To the knowledge of the Company, the conduct of the Business as currently conducted does not conflict with or infringe in any way on any Intellectual Property of any third party. Except as set forth on Schedule 4.20, there is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries (A) alleging any such conflict or infringement with any third party's Intellectual Property, or (B) challenging the ownership, use, license, validity or enforceability of the Company IP.

             (e) To the knowledge of the Company, neither the Company nor the Subsidiaries is, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Company IP.

             SECTION 4.21 Tax Matters.  Except as set forth in Schedule 4.21:

             (a) The Company and the Subsidiaries have timely filed with the appropriate Tax Authority all U.S. federal income Tax Returns and all other material Tax Returns and to the knowledge of the Company, the Company and the Subsidiaries have timely filed all other Tax Returns, in each case that such Persons were required to file, and such Tax Returns are true, correct and complete in all material respects. All Taxes due and owing by the Company and the Subsidiaries (whether or not reflected on any Tax Return) have been paid. The Company and each Subsidiary has duly and timely withheld from employee salaries, or wages or other compensation (whether or not paid in cash) and other amounts paid to creditors, independent contractors and other third parties and paid over to the appropriate Governmental Authority all amounts required to be so withheld and paid over for all periods under all applicable Tax or other laws.

             (b) No audits are pending with regard to any Taxes or Tax Returns of the Company or the Subsidiaries and there are no outstanding deficiencies or assessments asserted in writing by any Tax Authority. The Company has provided to the Parent correct and complete copies of all income Tax Returns of the Company and each Subsidiary for which the statute of limitations has not expired, and all examination reports and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary.

             (c) There are no outstanding agreements, consents or waivers extending the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or the Subsidiaries, and neither the Company nor any Subsidiary is a party to any agreement providing for the allocation or sharing of Taxes.

             (d) Neither the Company nor any Subsidiary has filed a consent to the application of Section 341(f) of the Code.

             (e) Neither the Company nor any Subsidiary is or has ever been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

             (f) The unpaid Taxes of the Company and the Subsidiaries did not, as of the March 31 Balance Sheet, exceed the reserve for tax liability set forth on the face of the March 31 Balance Sheet, and will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and the Subsidiaries in filing their Tax Returns.

             (g) There has been no ownership change, as defined in Section 382(g) of the Code (or any comparable provision of state or local law), with respect to the Company or any Subsidiary during or after any taxable period in which the Company or any Subsidiary incurred a net operating loss. No net operating loss of the Company or any Subsidiary relates to a separate return limitation year within the meaning of Treasury Regulations Section 1.1502-1(f).
Schedule 4.21(g) sets forth the amount of any net operating loss, unused foreign tax credit or excess charitable contribution allocable to the Company and each Subsidiary for taxable periods ending on or prior to March 31, 2003 and provides the Company's reasonable estimate of each such item for taxable periods ending March 31, 2004.

             (h) Neither the Company nor any Subsidiary (A) has been a member of any affiliated group within the meaning of Code Section 1504 of the Code (or any similar group defined under a similar provision of state or local law) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) nor (B) has any liability for the Taxes of any person (other than any of the Company or the Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any comparable provision of state or local law), as a transferee or successor, by contract, or otherwise. Since January 1, 2001, with respect to the Company and each Subsidiary, no claim has ever been made by a Tax Authority in a jurisdiction where the Company or any of its Subsidiaries has material business operations and does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by such jurisdiction.

             (i) Neither the Company nor any Subsidiary has made any payment or payments, is obligated to make any payment or payments, nor is a party to (or participating employer in) any agreement or employee benefit plan that could obligate it or Purchaser to make any payment or payments, either (i) to a U.S. citizen or U.S. resident taxpayer or (ii) for services rendered in the U.S., as a result of the consummation of the transactions contemplated by this Agreement that would constitute an "excess parachute payment," as defined in Section 280G of the Code (or any comparable provisions of state, foreign or local law).

             (j) Neither the Company nor any Subsidiary has a permanent establishment in any country other than the country under the laws of which the Company or such Subsidiary was formed, as defined in any applicable Tax treaty or convention.

             (k) Schedule 4.21(k) sets forth the classification (i.e., as a corporation, partnership or disregarded entity) under Treasury Regulations
Section 301.7701-3 of each foreign Subsidiary and provides the effective date of any election filed pursuant to such section.

             (l) Neither the Company nor any Subsidiary has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

             (m) Neither the Company nor any Subsidiary has engaged in any intercompany transactions in respect of which gain was and continues to be deferred under Treasury Regulations Section 1.1502-13.

             (n) All transactions between the Company and any Subsidiary, or between one or more Subsidiaries, comply and have complied with the requirements of Section 482 of the Code (and any similar provisions of state, local or foreign law).

             (o) For purposes of this Section 4.21, (i) any reference to the Company or any Subsidiary shall include a reference to any entity that is a predecessor to or has been liquidated or merged into the Company or such Subsidiary and (ii) except with respect to subsections (c), (e), (g) and (m), all representations relate to periods of time for which the applicable statute of limitations has not yet expired.

             SECTION 4.22 Employment Matters. Except as set forth on Schedule 4.22, neither the Company nor any Subsidiary is currently experiencing or has experienced any material strikes, collective labor grievances or other collective bargaining disputes in the last five (5) years. Schedule 4.22 sets forth a list of all of the collective bargaining agreements to which the Company and/or the Subsidiaries are a party. The Company and the Subsidiaries have delivered, or caused to be delivered, to the Purchaser true and complete copies of each of the collective bargaining agreements described in Schedule 4.22. To the knowledge of the Company, there is no other organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or the Subsidiaries. The Company and the Subsidiaries have each complied with all applicable laws relating to employment, employment discrimination and employment practices, including wage and hours regulations, laws relating to equal opportunity, workplace safety, workers' compensation and similar laws, except where the failure(s) to so comply could not reasonably be expected to result in claims, penalties, fees or other liabilities, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000).

             SECTION 4.23 Employee Benefit Matters.

             (a) Schedule 4.23(a)(i) lists all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, profit sharing, savings, disability, incentive, deferred compensation, retirement, severance and other employee benefit plans, programs or arrangements
(i) sponsored, maintained or contributed to by the Company or any Subsidiary or to which the Company or any Subsidiary is a party or (ii) with respect to which the Company or any Subsidiary has (or could have) any obligation or liability individually, a "Plan", and collectively, the "Plans"). Except as set forth on
Schedule 4.23(a)(ii), neither the Company nor any Subsidiary has any agreement, understanding, commitment or obligation to create, enter into or contribute to any additional employee benefit plan (other than a Plan), or to modify or amend any existing Plan. Except as set forth on Schedule 4.23(a)(iii), there has been no amendment, interpretation or other announcement (written or oral) by the Company, any Subsidiary or any other Person relating to, or change in participation or coverage under, any Plan that, either alone or together with other such items or events, could materially increase the expense of maintaining such Plan (or the Plans taken as a whole) above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements.

             (b) With respect to each Plan, the Company has made available to the Purchaser true and complete copies of (i) all plan documents, as in effect on the date hereof, (ii) the latest Internal Revenue Service determination letter, if applicable, (iii) the last filed Form 5500, if applicable, (iv) summary plan descriptions, if any, and all modifications thereto communicated to employees, (v) all coverage, nondiscrimination, top heavy and Code Section 415 tests performed with respect to such Plan for the last three (3) years, if applicable, and (vi) the most recent actuarial report, if any, prepared for such Plan.

             (c) All Plans are (and at all times for which any applicable statute of limitations has not barred claims associated with such Plans) established, maintained, administered, operated and funded in compliance in all material respects with their terms and all requirements prescribed by applicable laws, statutes, orders, rules and regulations, including without limitation ERISA and the Code, and the Company and the Subsidiaries (and, to the knowledge of the Company, all other Persons, including without limitation, all fiduciaries) have properly performed all material obligations required to be performed by them under (or with respect to), and are not in any material respect in default under or in violation of, any of the Plans or any of the legal requirements applicable thereto, including without limitation any reporting, disclosure or notification obligations.

             (d) None of the Company, any Subsidiary, or to the knowledge of the Company, any other Person has, with respect to any Plan, subject to ERISA, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code.

             (e) There are no pending or, to the knowledge of the Company, threatened claims, lawsuits or arbitrations (other than routine claims for benefits), relating to any of the Plans, which have been asserted or instituted against the Company, any Plan or the assets of any trust for any Plan, nor, to the knowledge of the Company, is there a basis for any such claim, lawsuit or arbitration. No Plan is currently under investigation, audit or review, directly or indirectly, by any Governmental Authority, and, to the knowledge of the Company, no such action is contemplated or under consideration by any Governmental Authority. No Plan, which is subject to ERISA, is a "multiemployer plan" (as defined in Section 3(37) of ERISA) or, except as disclosed in Schedule 4.23(e), is subject to Section 412 of the Code or Section 302 or Title IV of ERISA (each such Plan, a "Title IV Plan").

             (f) Neither the Company nor any Subsidiary has incurred any liability (that will not be satisfied prior to the Closing Date) under Title IV of ERISA. Solely with respect to the periods for which any applicable statute of limitations has not barred claims associated with such Plans, with respect to any Title IV Plan that the Company or any Subsidiary has ever sponsored, maintained or contributed (or been obligated to sponsor, maintain or contribute to): (i) the Company and each Subsidiary have made all contributions that each of them has ever been required to make by operation of law or by contract to such Title IV Plan; (ii) neither the Company nor any Subsidiary has withdrawn from such Title IV Plan during a plan year in which it was a "substantial employer" (within the meaning of Section 4001(a)(2) of ERISA);
(iii) neither the Company nor any Subsidiary has terminated such Title IV Plan, filed a notice of intent to terminate such Title IV Plan, or adopted any amendment to treat such Title IV Plan as terminated; (iv) neither the PBGC nor any other Person has instituted proceedings, or has notified the Company or any Subsidiary or such Title IV Plan that it intends to institute proceedings, to terminate (or to appoint a trustee to administer) such Title IV Plan nor, to the knowledge of the Company, is there a reasonable basis for the commencement of any such proceeding by the PBGC or any other Person; (v) no reportable event (as described in Section 4043 of ERISA) has occurred, or to the knowledge of the Company is threatened or about to occur (including without limitation as a result of the transactions contemplated by this Agreement); (vi) all required premium payments to the PBGC have been paid when due; (vii) no amendment with respect to which security is required under Section 307 of ERISA or Section 401(a)(29) of the Code has been made, or is reasonably expected by the Company or any Subsidiary to be made, to such Title IV Plan; (viii) such Title IV Plan has been funded in accordance with sound actuarial assumptions and practices, which have been consistently applied; (ix) the most recent actuarial report prepared for such Title IV Plan fairly presents the financial condition and the results of operations for such Title IV Plan as of the date of such report; (x) the assets of such Title IV Plan do not exceed the "benefit liabilities," as defined in Section 4001(a)(16) of ERISA, due under such Title IV Plan upon termination of such Title IV Plan by a material amount; (xi) no accumulated funding deficiency, whether or not waived, exists; (xii) no condition has occurred or exists that with the passage of time could result in an accumulated funding deficiency (as of the last day of the current plan year) (other than the payment of future minimum required contributions and other than with respect to the underfunded status of the Leach International Corporation Retirement Plan); and (xiii) none of the Company, any Subsidiary or any other Person to which any of them is a successor or parent corporation (within the meaning of Section 4069(b) of ERISA) has engaged in a transaction that could reasonably be expected to result in a liability to the Company or any Subsidiary under Section 4069 of ERISA.

             (g) The Company and each Subsidiary have complied in all material respects with the provisions of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

             (h) Each Plan that is intended to be qualified under Section 401(a) of the Code is (and at all times for which any applicable statute of limitations has not barred claims associated with such Plans) so qualified and its related trust is (and at all times for which any applicable statute of limitations has not expired has been) exempt from taxation under Section 501(a) of the Code. Each such Plan (i) is the subject of an unrevoked favorable determination letter from the IRS with respect to such Plan's qualified status under the Code, as amended by the Tax Reform Act of 1986 and all subsequent legislation, including, without limitation, that legislation commonly referred to as "GUST" and "EGTRRA," or (ii) has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to request, and make any amendments necessary to obtain, such a letter from the IRS. To the knowledge of the Company, nothing has occurred or, with respect to actions taken or omitted by the Company or any Subsidiary, is reasonably expected to occur, that could adversely affect the qualification or exemption of any such Plan or its related trust.

             (i) Except with respect to the Subsidiaries, the Company is not, and during ten (10) years prior to the date hereof has not been, a member of (i) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, (iii) an affiliated service group, within the meaning of Section 414(m) of the Code, or (iv) any other group of Persons treated as a single employer under Section 414(o) of the Code.

             (j) Except as set forth on Schedule 4.23(j) (which disclosure includes the amount of unfunded liabilities as of the dates indicated thereon), no Plan that covers or benefits any current or former officer, employee, agent, director or independent contractor of the Company or any Subsidiary (or any dependent or beneficiary of any such individual) who performs (or performed) services for the Company or any Subsidiary outside the United States has unfunded liabilities, determined in accordance with GAAP, that have not been fully accrued on the Financial Statements or will not be fully offset by insurance.

             SECTION 4.24 Insurance. Set forth on Schedule 4.24 is a true and complete list of all policies of fire, liability, workmen's compensation and other similar forms of insurance of the Company and the Subsidiaries, which policies are in full force and effect, and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth on Schedule 4.24, the Company and the Subsidiaries maintain (a) insurance on all of their property (including leased premises) that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks of a nature and in such amounts which the Company and the Subsidiaries reasonably believe are prudent. Such policies or binders are sufficient for compliance with all requirements of law currently applicable to the Company or the respective Subsidiary and of all agreements to which the Company or such Subsidiary is a party, will remain in full force and effect until the respective expiration dates of such policies or binders, without the payment of additional premiums, other than premiums scheduled to be paid in accordance with the terms of such policies, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Since January 1, 1997, neither the Company nor any Subsidiary has been refused any insurance with respect to its respective assets or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. Except as set forth on Schedule 4.24, no dispute with respect to coverage under any insurance policy exists with respect to any insurance carrier.

             Section 4.25 Compliance with Laws. Other than (i) matters governed by Environmental Law, (ii) Tax matters, (iii) Real Property matters, (iv) matters related to Unlawful Payments, and (v) with respect to any Plans (which clauses (i) - (v) are addressed elsewhere in this Agreement), the Company and the Subsidiaries have complied and remain in compliance with all applicable laws, regulations and zoning ordinances of any Governmental Authority, including export control laws and regulations, except for those instances of non-compliance that could not reasonably be expected, individually or in the aggregate, to result in liability in excess of One Hundred Thousand Dollars ($100,000), and the Company has no knowledge of and has not received any notice alleging any such violation of any such laws, regulations or zoning ordinances.

             SECTION 4.26 Real Estate.

             (a) Owned Properties. Schedule 4.26(a) sets forth the address and description of each parcel of Real Property owned by the Company or the Subsidiaries (the "Owned Real Property"), and indicates which entity owns such Owned Real Property. With respect to each parcel of Owned Real Property, except as set forth on Schedule 4.26(a) or (b):

                (A) the Company or the Subsidiaries have good and marketable title, free and clear of all Liens;

                (B) neither the Company nor any Subsidiary has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and

                (C) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

             (b) Leased Properties. Schedule 4.26(b) sets forth a list of all of
the  leases  and   subleases   for  Real   Property  and  all   amendments,
modifications and supplements thereto, if any ("Leases"), in which the Company or the Subsidiaries have a leasehold or subleasehold interest. The Company and the Subsidiaries have delivered, or caused to be delivered, to the Purchaser true and complete copies of each of the Leases described in Schedule 4.26(b). With respect to each Lease listed in Schedule 4.26(b) and except as set forth in
Schedule 4.26(b), (i) each Lease is legal, valid, binding, and enforceable, and in full force and effect assuming due authorization, execution and delivery by the counterparties to such Leases; (ii) neither the Company nor any Subsidiary is in violation or in default of, in any material respect, or has failed to perform any material obligation under, any Lease, and nothing has occurred that with lapse of time or the giving of notice or both would constitute such a breach or default of any Lease by the Company or the Subsidiaries; (iii) to the knowledge of the Company no other party to such Leases is in violation or in default of, in any material respect, or has failed to perform any material obligation under, any Lease and nothing has occurred that with the lapse of time or the giving of notice or both would constitute such a breach or default of any Lease by such other party; and (iv) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Lease.

             (c)General. The Real Property includes all real property used in the Business. All such offices, manufacturing and production facilities and other structures are adequate for the uses to which they are being put and there are no applicable adverse zoning, building or land use codes or rules, ordinances, regulations or other restrictions relating to zoning or end use that currently, or to the knowledge of the Company, may prospectively prevent, or cause the imposition of material fines or penalties as the result of, the use of all or any portion of the Real Property for the conduct of the Business as presently conducted. The Company or the relevant Subsidiary has received all necessary approvals with regard to occupancy and maintenance of the Real Property, except for such approvals which, if not received, could not reasonably be expected to have a Material Adverse Effect.

             SECTION 4.27 Warranty and Product Liability Matters. Subject only to the reserve for product warranty claims set forth on the March 31 Balance Sheet or on the books of the Company or the Subsidiaries, as the case may be, in accordance with the past practices of the Company and the Subsidiaries, except as set forth on Schedule 4.27, (i) the products manufactured, sold and delivered by the Company and the Subsidiaries have conformed in all material respects with all applicable contractual commitments and all express warranties, and (ii) neither the Company nor any Subsidiary has any significant liability for replacement or repair thereof or other damages in connection therewith.

             SECTION 4.28 Corporate Books and Records. Except as set forth on
Schedule 4.01(b), the Company and Subsidiaries have furnished to the Parent copies of (a) the minute books of the Company and each Subsidiary and (b) the stock transfer books of the Company.

             SECTION 4.29 Government Contracts. Neither the Company nor any Subsidiary has been suspended or debarred from bidding on contracts or subcontracts for any agency of the United States Government or any foreign government, nor to the knowledge of the Company has such suspension or debarment been threatened or action for suspension or debarment been commenced. Neither the Company nor any Subsidiary is currently being audited, except in the ordinary course of business or as is customary in the industry or as provided by the Federal Acquisition Regulations or, to the knowledge of the Company, investigated by the United States Government Accounting Office, the United States Department of Justice, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency or the Inspector General or other authorities of any agency of the United States Government, or any foreign government, nor to the knowledge of the Company, has such audit or investigation been threatened. To the knowledge of the Company, (i) there is no valid basis for the Company's or any Subsidiary's suspension or debarment from bidding on contracts or subcontracts for any agency of the United States Government or any foreign government and (ii) there is no valid basis for a claim pursuant to an audit or investigation by the United States Government Accounting Office, the United States Department of Justice, the United States Department of Defense or any of its agencies, Defense Contract Audit Agency or other authorities of any agency of the United States Government or any foreign government, or any prime contractor with any such governmental body. Neither the Company nor any Subsidiary has had a contract or subcontract terminated for default by the Company or such Subsidiary and has not been determined to be nonresponsible by any agency of the United States Government or any foreign government. The Company does not have any outstanding agreements, contracts or commitments that require it to obtain or maintain a government security clearance.

             SECTION 4.30 Absence of Unlawful Payments. Neither the Company, any Subsidiary nor any of the directors or officers of the foregoing, or to the knowledge of the Company, any agents, employees or other Person acting on behalf of the Company or a Subsidiary has (i) used any funds of the Company or a Subsidiary for unlawful contributions, payments, gifts or entertainment, or (ii) made any unlawful expenditures relating to political activity to government officials or others (any payment pursuant to (i) or (ii) hereinafter referred to as an "Unlawful Payment"). Neither the Company nor any Subsidiary has received notice of any Unlawful Payment. The Company and each Subsidiary have adequate financial controls to prevent such Unlawful Payments. Neither the Company, any Subsidiary or to the knowledge of the Company any of its current directors or officers, agents, employees or any other Person acting on behalf of the Company or a Subsidiary has accepted or received any unlawful contributions, payments, gifts or expenditures. The Company and its Subsidiaries are in compliance in all respects and, to the knowledge of the Company, have, during all periods for which any applicable statute of limitations has not expired, complied with the applicable provisions of the U.S. Foreign Corrupt Practices Act, as amended, and other applicable foreign laws and regulations relating to corrupt practices and similar matters.

             SECTION 4.31 Bank Accounts. Schedule 4.31 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company or any Subsidiary maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

             SECTION 4.32 Previous Conduct of the Business. Except as set forth on Schedule 4.32, all the transactions of the Company and its Subsidiaries with third parties have been conducted on an arm's-length basis. Except as set forth on Schedule 4.32, to the knowledge of the Company, no officer or employee of the Company (a) has any direct or indirect ownership interest in any property, real or personal, tangible or intangible, used in or directly pertaining to the Business, including without limitation, any Intellectual Property, (b) is a supplier, customer or creditor (other than as an officer or employee of the Company or its Subsidiaries) of the Company or its Subsidiaries, or (c) provides any services, produces and/or sells any products or product lines, or engages in any activity that is competitive with the Business.

             SECTION 4.33 Medical Device Administration Matters. Neither the Company nor any Subsidiary has received any written communication from a Governmental Authority that alleges that the Company or such Subsidiary is not in compliance with any federal, state, local or foreign statutes, laws, ordinances, rules or orders (including without limitation, those relating to or promulgated by the U.S. Food and Drug Administration (the "FDA")). There is no action or proceeding by the FDA or any other Governmental Authority, including but not limited to recall procedures, pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary relating to the safety or efficacy of any of the products related to the Company's medical device business. Neither the Company nor any Subsidiary is subject to debarment and neither the Company nor any Subsidiary employs in any capacity related to the medical device business any person who has been debarred pursuant to Section
3.06 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. ss. 335A, or who is the subject of a conviction described in such Section.

             SECTION 4.34 Discontinued Operations. With respect to the Discontinued Operations, except as set forth on Schedule 4.34: (i) neither the Company nor any Subsidiary has any ongoing or future payment, lending, licensing or other arrangement related to such Discontinued Operations; (ii) the Company's or such Subsidiary's indemnification obligations with respect to any representations, warranties, covenants or other obligations with respect to such Discontinued Operations has ceased; and (iii) there are no lawsuits, claims, proceedings, arbitrations or other disputes pending, or to the knowledge of the Company, threatened, by the purchasers of such Discontinued Operations or the former officers, directors, employees, agents, customers, or suppliers associated with such Discontinued Operations.

                                   ARTICLE 5.
         REPRESENTATIONS AND WARRANTIES OF PARENT, INTERMEDIATE PARENT
         -------------------------------------------------------------
                                 AND PURCHASER
                                 -------------

             The Parent, the Intermediate Parent and the Purchaser hereby represent and warrant that:

             SECTION 5.01 Organization. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Intermediate Parent is a company limited by shares duly organized, validly existing and in good standing under the laws of the United Kingdom.

             SECTION 5.02 Authority and Enforceability. The Parent, the
Intermediate Parent and the Purchaser each have all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Parent, the
Intermediate Parent and the Purchaser, the performance of their respective obligations hereunder, and the consummation by the Parent, the Intermediate Parent and the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each of the Parent, the Intermediate Parent and the Purchaser. This Agreement has been duly executed and delivered by each of the Parent, the Intermediate Parent and the Purchaser, and (assuming due authorization, execution and delivery by the Company and the Shareholder Representative and approval by the Stockholders) constitutes a legal, valid and binding obligation of the Parent, the Intermediate Parent and the Purchaser, enforceable against the Parent, the Intermediate Parent and the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

             SECTION 5.03 No Conflict. The execution, delivery and performance of this Agreement by the Parent, the Intermediate Parent and the Purchaser and the consummation by the Parent, the Intermediate Parent and the Purchaser of the transactions contemplated hereby do not and will not (i) conflict with or violate any provisions of their respective certificates of incorporation, by-laws or equivalent documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Parent, the Intermediate Parent or the Purchaser is a party, or by which any property or asset of the Parent, the Intermediate Parent or the Purchaser is bound, or (iii) result in a material violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Purchaser, the Intermediate Parent or the Parent is subject, or by which any property or asset of the Purchaser, the Intermediate Parent or the Parent is bound.

             SECTION 5.04 Consents and Approvals. Except as set forth on
Schedule 5.04, the execution, delivery and performance of this Agreement by the Parent, the Intermediate Parent and the Purchaser does not require any consent, authorization, filing with, approval, notification or registration to or with any Person by the Parent, the Intermediate Parent or the Purchaser.

             SECTION 5.05 Financial Resources. The Parent, Intermediate Parent and the Purchaser currently have and will have the financial resources necessary to perform their obligations under this Agreement.

             SECTION 5.06 Brokers. Except for Quarterdeck Investment Partners, LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent, the Intermediate Parent or the Purchaser.

             SECTION 5.07 Solvency. Each of the Parent, the Intermediate Parent and the Purchaser is and will be, after giving effect to the transactions contemplated hereby, Solvent. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with actual intent to hinder, delay or defraud either present or future creditors of the Parent, the Intermediate Parent or the Purchaser.

             SECTION 5.08 Litigation. None of the Parent, the Intermediate Parent nor the Purchaser is engaged in, or a party to, nor to their knowledge, is threatened with, any suit, action or legal, administrative, arbitration or other proceeding or governmental investigation before any Governmental Authority, which, if adversely determined, would adversely affect or impede, the consummation of the transactions contemplated hereby.

                                   ARTICLE 6.
                           OBLIGATIONS BEFORE CLOSING

             SECTION 6.01 Company's Covenants. The Company agrees that from the date of this Agreement until the Closing, unless the Parent agrees otherwise in writing:

             (a) Closing. The Company will cooperate, will cause each Wholly-Owned Subsidiary to cooperate, and will use commercially reasonable efforts to cause the Majority-Owned Subsidiary to cooperate, with the Parent, the Intermediate Parent and the Purchaser and use its commercially reasonable efforts to cause the conditions precedent to the obligations of the Parent, the Intermediate Parent and the Purchaser to close as set forth in Article 8 to be satisfied.

             (b) Access to Information. Upon reasonable request, the Company
shall,  shall  cause  each  Wholly-Owned   Subsidiary  to,  and  shall  use
commercially reasonable efforts to cause the Majority-Owned Subsidiary to, provide to the Parent and its counsel, accountants, environmental consultants and other representatives access during normal business hours to all properties, offices, books, accounts, records, tax returns, contracts, and documents of or relating to the Company and the Subsidiaries and all officers, directors, employees, consultants and contractors of the Company and of the Subsidiaries. In addition, the Company shall request its auditor, Deloitte & Touche LLP, to provide Parent's auditor, Ernst & Young LLP, access to workpapers and other materials associated with the audits of the Financial Statements. Further, to the extent English-language translations or summaries of the constituent documents of the Company or of any Subsidiary, Material Contracts or other materials exist, the Company will provide those to the Parent and its representatives at any time such primary materials are delivered to the Parent or its representatives.

             (c) Business Relationships. The Company shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause the Subsidiaries to, (i) preserve its business organization and properties intact, including its present business operations and physical facilities, (ii) to the extent desired by the Purchaser, maintain until Closing and encourage the continued relationship after Closing of its present officers, employees and consultants and (iii) preserve its present relationships with suppliers, customers, and others having business relationships with it.

             (d) Corporate Matters. Each of the Company and the Subsidiaries shall keep in full force and effect its corporate existence. The Company will not, shall cause each Wholly-Owned Subsidiary not to, and shall use commercially reasonable efforts to cause the Majority-Owned Subsidiary not to
(i) amend its certificate of incorporation or by-laws, (ii) issue any shares of capital stock, other than pursuant to options or other securities or agreements that are outstanding on the date hereof, (iii) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class or other securities might be directly or indirectly authorized, issued, or transferred from treasury, (iv) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly any of its Stock (excluding the Options), or (v) agree to do any of the acts listed above.

             (e) Employee Compensation. Except as specifically authorized or contemplated by this Agreement or the Schedules, the Company will not, shall cause each Wholly-Owned Subsidiary not to, and shall use commercially reasonable efforts to cause the Majority-Owned Subsidiary not to, do or agree to do any of the following acts: (i) grant any increase in salaries payable or to become payable by it to any officer, employee, sales agent or representative, other than increases given in the ordinary course of business and consistent with past practices, (ii) increase benefits to any officer, employee, sales agent or representative under any Plan or other contract or commitment, other than increases given in the ordinary course of business, or (iii) enter into or modify any employment agreement or collective bargaining agreement, other than in the ordinary course of business.

             (f) New Business. The Company will not, shall cause each Wholly-Owned Subsidiary not to, and shall use commercially reasonable efforts to cause the Majority-Owned Subsidiary not to, do or agree to do any of the following acts:

                (i) enter into any contract, commitment or transaction other than in the ordinary course of business and which does not require the payment (a) by the Company or any Subsidiary of an amount exceeding Two Hundred and Fifty Thousand Dollars ($250,000) or (b) to the Company or any Subsidiary exceeding Seven Hundred and Fifty Thousand Dollars ($750,000);

                (ii) make any capital expenditures in excess of One Hundred Thousand Dollars ($100,000) for any single item or enter into any lease of capital equipment or property under which the annual lease charge is in excess of One Hundred Thousand Dollars ($100,000);

                (iii) make or change any election concerning Taxes or Tax Returns, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain or enter into any Tax ruling, agreement, contract, understanding, arrangement or plan (except for (i) the settlement of any claims as a result of the ongoing audits of LRE, LIG and LIESA and (ii) the impact, if any, of the ongoing audit of J&M Analytische Mess-und Regeltechnik GmbH on the Tax Returns of LRE, each as further described on Schedule 4.21);

                (iv) sell, pledge (or otherwise subject to any Lien) or dispose of any asset with a net book value in excess of Fifty Thousand Dollars ($50,000), other than in the ordinary course of business;

                (v) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) or form any corporation, partnership, joint venture, other business organization or division thereof, or acquire directly or indirectly any material amount of assets, other than in the ordinary course of business and consistent with past practice;

                (vi) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; or

                (vii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (f).

             (g) Liability and Waiver. The Company will not, shall cause each Wholly-Owned Subsidiary not to, and shall use commercially reasonable efforts to cause the Majority-Owned Subsidiary not to, do or agree to do any of the following acts: (i) waive or compromise any material right or claim of the Company or any Subsidiary (including with respect to insurance coverage other than entering into the settlement agreement with CNA (MAOC) with respect to coverage related to LIC's past operations located at 717 Coney Avenue, Azusa, California, as further described on Schedule 4.19 and Schedule 4.24) or (ii) cancel, without full payment, any note, loan, indebtedness, or other obligation owing to the Company or owing to any Subsidiary, as the case may be, other than in the ordinary course of business.

             (h) Negotiations. Other than as set forth herein or as contemplated hereby, the Company and its authorized representatives and agents shall not, the Company shall cause each Wholly-Owned Subsidiary and their respective authorized representatives and agents not to, and the Company shall use commercially reasonable efforts to cause the Majority-Owned Subsidiary and its respective authorized representatives and agents not to, directly or indirectly, solicit, initiate, request or encourage any inquiries or proposals from, or provide any non-public information to, any Person (other than the Purchaser, the Intermediate Parent, the Parent or its or their respective authorized representatives and agents) concerning any merger, consolidation, business combination, sale of substantial assets, purchase or sale of the shares of capital stock of the Company or of the Subsidiaries or similar transaction involving the Company or the Subsidiaries. In the event the Company or any Subsidiary receives an unsolicited offer or indication of interest to acquire a portion of the stock or assets of the Company or any Subsidiary from any Person, the Company will provide the Parent notice of such unsolicited offer, but shall not be obligated to provide any details of such offer.

             (i) Agreements. The Company will not make, shall cause each Wholly-Owned Subsidiary not to make, and shall use commercially reasonable efforts to cause the Majority-Owned Subsidiary not to make, any material modification or amendment to, or cancel or terminate any Material Contracts or agree to do any of those acts.

             (j) Business. The Company will, to the extent within its control,
(i) conduct the Company's business and operations, and (ii) cause the Subsidiaries' businesses and operations to be conducted, in the ordinary course of business consistent with past practices, including with respect to compliance with laws, and including, without limitation, maintaining working capital balances, collecting accounts receivable, paying accounts payable, making repair and maintenance capital expenditures and managing cash accounts generally; provided, however, that the Company may, and may cause any Subsidiary, without obtaining the prior written consent of the Parent, the Intermediate Parent or the Purchaser, to declare and pay dividends or otherwise distribute funds consisting of any or all cash of the Company and the Subsidiaries provided that such dividend(s) or distributions do not cause the Company or any Subsidiary to have inadequate working capital prior to the Closing Date.

             (k) Accounting. The Company will maintain the books, accounts and records of the Company in accordance with past custom and practice as used in the preparation of the Financial Statements, will cause the same to occur with respect to the books, accounts and records of each of the Wholly-Owned Subsidiaries, and will use commercially reasonable efforts to cause the same to occur with respect to the books, accounts and records of the Majority-Owned Subsidiary.

             (l) Insurance. The Company will use commercially reasonable efforts
(i) to continue to maintain and carry its existing insurance and (ii) to cause each of the Subsidiaries to continue to maintain and carry its existing insurance. The Company will retain and not distribute to the Stockholders any amounts received by the Company or the Subsidiaries with respect to any insurance policy if and to the extent that the associated matter has not been completely resolved prior to Closing. Any amounts so retained will not affect the working capital calculations contemplated by Section 3.04 and Section 3.06.

             (m) Intellectual Property. The Company will use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause the Subsidiaries to, keep in full force and effect all material rights, franchises and Intellectual Property relating or pertaining to the Business as currently conducted.

             (n) Assets. The Company will use commercially reasonable efforts to maintain the assets of the Company in good repair, order and condition (subject to normal wear and tear), consistent with current needs and prior practice, and shall use commercially reasonable efforts to cause the same to occur with respect to each of the Subsidiaries.

             (o) Supplemental Disclosure. From time to time prior to the Closing Date, the Company shall disclose in writing on a supplemental schedule delivered to the Parent, any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement which disclosure is necessary to correct or supplement any information contained in a Schedule, such that without such disclosure a representation or warranty of the Company would have been breached. Any such supplemental schedule shall, except for the purposes of determining compliance with Section 8.01, be deemed to modify, amend or supplement such Schedule for all purposes of this Agreement, including, without limitation, Article 9.

             (p) Covenants. The Company shall notify the Parent promptly after obtaining knowledge of its failure or any failure by any Subsidiary to comply in any material respect with any covenant applicable to the Company or such Subsidiary contained herein.

             (q) Stock Option Plan. The Stock Option Plan will be terminated by the Company on the Closing Date. The Company will use commercially reasonable efforts to cause each Option to be either cancelled or exercised on or prior to the Closing Date. The Company shall advise the Parent regarding the termination of the Stock Option Plan and the structure and timing of the cancellation or exercise of Options thereunder.

             (r) Shareholder Communications. In all communications with the Stockholders related to the Merger, the Company will provide fair, accurate and complete disclosure in all material respects such that the Stockholders will receive adequate information in order to make an informed decision with respect to approving the transactions contemplated by this Agreement.

             SECTION 6.02 Parent, Intermediate Parent and Purchaser Covenants. The Parent, Intermediate Parent and the Purchaser agree that from the date of this Agreement until the Closing:

             (a) Closing. The Parent, Intermediate Parent and the Purchaser will each cooperate with the Company and use their commercially reasonable efforts to cause the conditions precedent to the Company's obligation to close as set forth in Article 7 to be satisfied.

             (b) Notice. The Parent shall notify the Company promptly after obtaining knowledge of its failure or any failure by the Intermediate Parent or the Purchaser to comply in any material respect with, or any breach of, any representation, warranty, covenant, agreement or obligation applicable to either of them contained herein.

             (c) Supplemental Disclosure. The Purchaser, the Intermediate Parent or the Parent shall give prompt written notice to the Company upon the Purchaser, the Intermediate Parent or the Parent obtaining knowledge of any event, condition, fact or circumstance the existence of which causes a representation or warranty of the Company to be untrue or inaccurate.

             SECTION 6.03 Insurance and Indemnification. Each of the Parent and the Intermediate Parent agrees that, subject to any limitations imposed by applicable law, it will honor any exculpatory or indemnification provisions contained in the Certificate of Incorporation and Bylaws of the Company as they exist on the Closing Date for the benefit of any individual who has served as a director or an officer of the Company at any time prior to the Effective Time with respect to acts or omissions by such individuals occurring prior to the Effective Time for a period of six (6) years following the Effective Time. The foregoing limitation will not in any way impact Parent's or Intermediate Parent's ability to adopt exculpatory or indemnification provisions for the Surviving Corporation as they relate to post-Closing service as a director or an officer of the Surviving Corporation that differ from those that exist in the Company's current Certificate of Incorporation and Bylaws, or amend the same from time to time. The Parent and the Intermediate Parent will, after Closing, cause the Subsidiaries to honor the exculpatory and indemnification protections now existing in the constituent documents of the Subsidiaries or any indemnification agreements for the benefit of any individual who served as a director or officer of the Subsidiaries at any time prior to the Effective Time with respect to acts or omissions by such individuals occurring prior to the Effective Time for a period of six (6) years following the Effective Time. The foregoing will in no way impair the Parent's, the Intermediate Parent's, the Surviving Corporation's or the Subsidiaries' right and ability to amend exculpatory or indemnification provisions in the constituent documents of the Subsidiaries as they relate to post-Closing service as a director or officer of such entities.

             SECTION 6.04 Filing Fees. The Parent shall pay all filing fees and other expenses (other than the Company's legal, accounting and other professional fees) incurred by the Parent, the Intermediate Parent, the Purchaser and/or the Company in connection with the Antitrust Filings and the Other Filings.

             SECTION 6.05 Affirmative Covenants of the Company and the Parent. The Company and the Parent agree that:

             (a) As promptly as practicable after the date of this Agreement, each of the Company and the Parent will use commercially reasonable efforts to prepare and file (i) with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any other applicable jurisdiction, as agreed to by the parties (collectively the "Antitrust Filings"), and use commercially reasonable efforts to obtain an early termination of any applicable waiting period, and (ii) any other filings required to be made by it under or pursuant to any other applicable law relating to the Merger and the transactions contemplated by this Agreement (collectively the "Other Filings").

             (b) The Company and the Parent each shall promptly supply the other with any information which may be required in order to effect any filings pursuant to this Section 6.05. Each of the Company and the Parent will notify the other promptly upon the receipt of any comments from any government officials in connection with any filing made pursuant hereto and of any request by any government officials for amendments or supplements to any Antitrust Filings or Other Filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and any government officials, on the other hand, with respect to the Merger or any Antitrust Filing or Other Filing. Each of the Company and the Parent shall respond as promptly as possible to any inquiries or requests received from any Governmental Authority relating to the Merger, or any Antitrust Filing or Other Filing. Each of the Company and the Parent will cause all documents that it is responsible for filing with any Governmental Authority under this Section 6.05 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

             (c) Whenever any event occurs which is required to be set forth in an amendment or supplement to any Antitrust Filing or Other Filing, the Company or the Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the Governmental Authority, as applicable.

             SECTION 6.06 Confidential Information. As used herein, "Confidential Information" means all information generated by, for or on behalf of any party hereto (the "Disclosing Party") or any of its subsidiaries or Affiliates, and furnished either orally, electronically or in writing to another party (the "Receiving Party") or its Representatives or which the Receiving Party learns during the course of discussions with the Disclosing Party. Confidential Information does not include information which (a) was available to the public prior to the time of disclosure or known by the Receiving Party prior to the date hereof and not subject to any obligation of confidentiality with respect thereto, (b) becomes available to the public through no act or omission of the Receiving Party or (c) becomes available to the Receiving Party from a third party not under any obligation of confidentiality with respect thereto. The parties hereto agree that the Receiving Party shall hold the Confidential Information in confidence, shall use it only to assist it or its designees in consummating the transactions contemplated hereby and shall not use it for any other purpose whatsoever and shall not disclose any of it except (a) to its directors, officers, employees, counsel, financial advisors, lenders, accountants, consultants, agents, and representatives (collectively, the "Representatives") who need such information for the purpose of consummating the transactions contemplated hereby (and such persons shall (i) be informed by the Receiving Party of the confidential nature of such information and (ii) agree to be subject to all of the terms of this
Section 6.06, and the Receiving Party shall be responsible for any breach of such terms by any of its Representatives), or (b) as may be required by law in the judgment of the Receiving Party. In the event of disclosure under clause
(b), the Receiving Party will provide the Disclosing Party with prior notice so that the Disclosing Party may seek a protective order or other appropriate remedy, and the Receiving Party shall exercise reasonable efforts to assist the Disclosing Party in obtaining such order or remedy (at the Disclosing Party's cost).

             SECTION 6.07 Public Announcement. From the date hereof through the Closing Date, neither the parties nor their respective directors, officers, employees, agents, and advisors shall issue or cause the publication of any press release or public announcement of any kind with respect to the Merger, this Agreement or the other Transaction Documents, or the other transactions contemplated hereby or thereby, without the prior written consent of the other parties (which consent shall not be unreasonably withheld), except as may be required by law after reasonable efforts have been made to consult with the other parties prior to such issuance or publication.

             SECTION 6.08 280G Vote. The Company shall seek, but shall not be required to obtain, approval of the Stockholders by the requisite vote under
Section 280G of the Code for the payment(s) described in Schedule 4.21(i).

             SECTION 6.09 Transfer Taxes.

             (a) Except with respect to Transfer Taxes arising out of, relating to, or caused by including the Intermediate Parent as a party to this Agreement which shall be paid entirely by the Parent, all transfer Taxes resulting from, arising out of, relating to, or caused by this Agreement or any of the transactions contemplated hereby will be paid one half by the Parent and one half by the Shareholder Representative.

             (b) The Parent will prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company and each Subsidiary for all Tax periods (i) ending on or prior to the Closing Date which are filed after the Closing Date and (ii) that begin before the Closing Date and end after the Closing Date. The Parent shall provide the Shareholder Representative with at least thirty (30) days prior written notice of the filing of any Tax Return and, upon the request of the Shareholder Representative, shall promptly, but in no event later than two (2) business days after such request, provide a copy of such Tax Return to the Shareholder Representative for its review. The Parent shall discuss in good faith with the Shareholder Representative revisions to such Tax Returns as are reasonably requested by the Shareholder Representative. Notwithstanding the foregoing or any other provision in this Agreement, the Stockholders shall not have any liability hereunder or otherwise with respect to any Taxes to the extent such Taxes would not have arisen but for the failure by Parent to incorporate revisions proposed by the Shareholder Representative into the relevant Tax Return filed by Parent.

             (c) The provisions set forth in this Section 6.09 shall survive the Closing in accordance with Section 9.01 hereof.

             SECTION 6.10 Asbestos Testing. The Company will conduct, will cause to be conducted or will provide Parent and its environmental advisors access to conduct, a full asbestos survey on the real property disclosed on
Schedule 4.26(a) located in Sarralbe, France and Niort, France, as required by French law. The costs and expenses of such surveys will be borne by Parent.

                                   ARTICLE 7.
                  CONDITIONS PRECEDENT TO COMPANY'S PERFORMANCE
                  ---------------------------------------------

             The obligation of the Company to consummate the transactions described herein which are to be consummated on the Closing Date and to perform the other covenants and agreements in accordance with the terms and conditions of this Agreement and the other Transaction Documents is subject to the satisfaction, at or before Closing, of each of the conditions set forth in this
Article 7 (any of which may be waived by the Company in whole or in part, in its sole and absolute discretion):

             SECTION 7.01 Representations and Warranties of the Parent, the Intermediate Parent and the Purchaser. All representations and warranties made by or with respect to the Parent, the Intermediate Parent and the Purchaser contained in this Agreement or in any of the other Transaction Documents shall be true and complete in all material respects when made and on and as of the Closing Date as though made as of such date, or if the representation speaks as of an earlier date, true and complete in all material respects as of the date indicated.

             SECTION 7.02 Performance of the Parent, the Intermediate Parent and the Purchaser. The Parent, the Intermediate Parent and the Purchaser shall have each performed, satisfied and complied with all of their respective covenants and agreements, and satisfied all of their respective obligations and conditions required by this Agreement to be performed, complied with, or satisfied by it on or before the Closing, in each case, in all material respects.

             SECTION 7.03 Absence of Litigation. No action, suit or proceeding before any Governmental Authority seeking to restrain or prohibit the transactions contemplated by this Agreement shall have been instituted after the date of this Agreement and not dismissed.

             SECTION 7.04 Parent, Intermediate Parent and Purchaser Certificates. The Company shall have received a certificate from each of the Parent, the Intermediate Parent and the Purchaser substantially in the form attached hereto as Exhibit 7.04, dated as of the Closing Date, signed by a duly authorized officer of each of the Parent, the Intermediate Parent and the Purchaser respectively, certifying that, to the best of his or her knowledge, the conditions specified in Section 7.01, Section 7.02 and Section 7.03 have been fulfilled.

             SECTION 7.05 Consents and Approvals. The Parent, the Intermediate Parent and the Purchaser shall have obtained and delivered to the Company the consents and approvals required in connection with the transactions contemplated hereby and requested by the Company as set forth on Schedule 5.04.

             SECTION 7.06 Certificate of Merger. The Certificate of Merger shall have been executed and delivered by the Company.

             SECTION 7.07 Escrow Agreement. The Parent and the Escrow Agent shall have duly executed and delivered the Escrow Agreement to the Company and the Shareholder Representative.

             SECTION 7.08 Legal Opinion. The Company shall have received an opinion, dated as of the Closing Date, of Perkins Coie LLP, counsel to the Parent and the Purchaser, and an opinion, dated as of the Closing Date, of Eversheds LLP, counsel to the Intermediate Parent, substantially in the forms attached hereto as Exhibit 7.08.

             SECTION 7.09 Approvals. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby shall have expired or terminated early and all antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby and listed on
Schedule 7.09 shall have been obtained.

             SECTION 7.10 Corporate Approval by the Company. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the performance of its respective covenants and obligations hereunder and thereunder and the consummation of the Merger, shall have been duly authorized by all necessary shareholder action on the part of the Company.

             SECTION 7.11 Other Documents. The Company shall have received any other certificates, opinions, or other documents as may be reasonably requested by the Company or its counsel.

                                   ARTICLE 8.
                        CONDITIONS PRECEDENT TO PARENT'S,
                        ---------------------------------
                INTERMEDIATE PARENT'S AND PURCHASER'S PERFORMANCE
                -------------------------------------------------

             The obligation of the Parent, the Intermediate Parent and the Purchaser to consummate the transactions described herein which are to be consummated on the Closing Date and to perform their other covenants and agreements in accordance with the terms and conditions of this Agreement and the other Transaction Documents is subject to the satisfaction, at or before Closing, of each of the conditions set forth in this Article 8 (any of which may be waived by the Parent, the Intermediate Parent or the Purchaser in whole or in part, in its sole and absolute discretion):

             SECTION 8.01 Representations and Warranties. All representations and warranties made by or with respect to the Company or any Subsidiary to the Purchaser, the Intermediate Parent or the Parent in this Agreement or in any of the other Transaction Documents shall be true and complete in all material respects when made and on and as of the Closing Date as though made as of such date, or if the representation speaks as of an earlier date, true and complete in all material respects as of the date indicated.

             SECTION 8.02 Performance of the Company and the Subsidiaries. The Company and the Subsidiaries shall have each performed, satisfied, and complied with all of their respective covenants and agreements and satisfied all of their respective obligations and conditions required by this Agreement to be performed, complied with or satisfied by them on or before the Closing, in each case, in all material respects.

             SECTION 8.03 Absence of Litigation. No action, suit or proceeding before any Governmental Authority seeking to restrain or prohibit the transactions contemplated by this Agreement shall have been instituted after the date of this Agreement and not dismissed.

             SECTION 8.04 Certificate of the Company. The Parent shall have received a certificate substantially in the form attached hereto as Exhibit 8.04, dated as of the Closing Date, signed by a duly authorized officer of the Company certifying that, to the best of his or her knowledge, the conditions specified in Section 8.01, Section 8.02 and Section 8.03 have been fulfilled.

             SECTION 8.05 Good Standing Certificate. The Parent shall have received a short form certificate of good standing of the Company in Delaware, and equivalent certificates, if any, in any other jurisdictions or countries (to the extent applicable) in which the Subsidiaries are organized. Each such certificate shall be dated as of a recent date prior to the Closing Date.

             SECTION 8.06 Consents and Approvals. The Company and the Subsidiaries shall have obtained and delivered to the Parent the consents and approvals required in connection with the transactions contemplated hereby as set forth on Schedule 4.05.

             SECTION 8.07 Certificate of Merger. The Certificate of Merger shall have been executed and delivered by the Company.

             SECTION 8.08 Escrow Agreement. The Company, the Shareholder Representative and the Escrow Agent shall have duly executed and delivered the Escrow Agreement to the Purchaser.

             SECTION 8.09 Legal Opinion. The Parent, the Intermediate Parent and the Purchaser shall have received an opinion, dated as of the Closing Date,
of  Curtis,   Mallet-Prevost,   Colt  &  Mosle  LLP,  counsel  to  the  Company,
substantially in the form attached hereto as Exhibit 8.09.

             SECTION 8.10 Approvals. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby shall have expired or terminated early and all antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby and listed on
Schedule 7.09 shall have been obtained.

             SECTION 8.11 Corporate Approval. The execution and delivery of this
Agreement  and  the  other  Transaction   Documents  by  the  Company,  the
performance of its respective covenants and obligations hereunder and thereunder and the consummation of the Merger shall have been duly authorized by all necessary Board and shareholder action on the part of the Company, a copy of all resolutions pertaining to such authorization shall be delivered to Parent, and the Parent shall have received a certificate signed by a duly authorized officer of the Company in the form attached hereto as Exhibit 8.11 certifying that such copy is true, accurate and complete. Such certificate shall also be accompanied by a certified copy of the Company's Certificate of Incorporation and Bylaws as in effect as of the Closing Date.

             SECTION 8.12 Other Documents. The Parent shall have received any other certificates, opinions, or other documents as may be reasonably requested by the Parent or its counsel.

             SECTION 8.13 Stock Option Plan. The Parent shall have received evidence reasonably satisfactory to it that the Stock Option Plan will be terminated as of the Closing Date and all Options issued pursuant thereto will be terminated or exercised as of the Closing Date.

             SECTION 8.14 Bank Debt. The Parent shall have received written payoff instructions from all lenders with respect to the Bank Debt that indicate the amounts required to be paid at the Closing Date to satisfy all outstanding obligations under the Bank Debt. The Parent shall also have received evidence reasonably satisfactory to it that the lenders under the Bank Debt are prepared to file appropriate termination statements, reconvey pledged stock and deeds of trust and otherwise release any security interest such lenders may have in the assets, equity or other property of the Company or any Subsidiary.

             SECTION 8.15 Resignations. The Parent shall have received copies of resignations effective as of the Closing Date of Robert Sires, Christopher Adamo, Patricia Peterson, Dorothy Barry, George Pfeil III, Greta Pitkin and the officers of the Company.

             SECTION 8.16 Nonforeign Affidavit. The Parent shall have received from the Company, pursuant to Section 1445 of the Code, a Foreign Investment in Real Property Tax Act Affidavit in the form attached hereto as
Exhibit 8.16.

             SECTION 8.17 Employment Agreements. Mark Thek, Jean-Michel Sigaud, Ulrich Schroeder, Greg Brostek, Dominique Bauthian and Jorg Janich shall have entered into employment agreements in substantially the forms attached hereto as Exhibits 8.17(i) - (vi) respectively, with such agreements to be effective as of the Closing Date.

             SECTION 8.18 Consulting Agreement. Robert Sires and Christopher Adamo shall have each entered into a Consulting Agreement with the Surviving Corporation on mutually acceptable terms pursuant to which Mr. Sires and Mr. Adamo agree to make themselves available on an as needed basis for the six (6) months, in the case of Mr. Sires, and the three (3) months, in the case of Mr. Adamo, following the Closing Date to assist with closing the Company's financial records, to sign the standard representation letter requested by the Company's auditors with respect to the Closing Date Balance Sheet, and to attend to such other transition matters as the Surviving Corporation may reasonably request from time to time. The Parent, the Intermediate Parent and the Purchaser hereby acknowledge and agree that Robert Sires is also acting as the Shareholder Representative hereunder.

             SECTION 8.19 Success Payments. The Parent shall have received evidence satisfactory to it that the Success Payments will be sufficient to satisfy all such payment obligations owing to officers, directors and employees with respect to the consummation of this transaction.

             SECTION 8.20 Pension Plans. The Company shall provide a valuation (of both assets and liabilities) as of the end of the Company's 2004 fiscal year for each pension plan (as defined in Section 3(2) of ERISA) maintained or contributed to by it or any of the Subsidiaries. Such valuation will be conducted in accordance with GAAP and any necessary currency conversions will occur at the Valuation Date Exchange Rate. The Company will not have contributed, assigned or otherwise transferred its Buena Park facility and associated ground lease to any benefit plan or benefit plan trustee in an effort to satisfy a portion of the Company's underfunded pension obligations.

                                   ARTICLE 9.
                           SURVIVAL OF REPRESENTATIONS
                           ---------------------------
                         AND WARRANTIES; INDEMNIFICATION
                         -------------------------------

             SECTION 9.01 Survival of Representations and Warranties. The representations and warranties (as modified by any supplemental disclosure delivered by the Company pursuant to Section 6.01(o)), and the covenants, obligations and agreements in this Agreement and in the other Transaction Documents, to the extent that they do not earlier terminate in accordance with their terms, shall survive the Merger and continue until the date which is eighteen (18) months following the Closing Date (the "Expiration Date"). Notwithstanding the preceding sentence, (i) any representation, warranty, covenant, obligation or agreement in respect of which indemnity is sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence to the extent a notice of a claim for indemnity has been given prior to the Expiration Date in accordance with the provisions of, and satisfying all of the requirements of, Section 9.05; provided, however, that such representation, warranty, covenant, obligation, or agreement shall survive solely with respect to, and only to the extent necessary to proceed with, such claim for indemnity; and provided, further, that such limited survival shall immediately and automatically terminate upon the resolution of such claim for indemnity; and (ii) the Expiration Date shall not apply to any breach of a representation, warranty, covenant, obligation or agreement based on Fraud of the Parent, the Purchaser or the Company or with respect to Dispute Losses. Claims for Purchaser Losses and Shareholder Losses based on Fraud may only be made in accordance with the terms of this Article 9 and only until December 31, 2006.

                SECTION 9.02 Shareholders' Indemnity. From and after the Closing Date, the Stockholders shall indemnify, defend and hold harmless the Purchaser, the Surviving Corporation, the Parent, the Intermediate Parent and their permitted and respective assigns and Affiliates, and any director, officer, employee or agent of any of them (each a "Purchaser Indemnified Party") from and against, and agree to pay or cause to be paid to such Purchaser Indemnified Party, all Losses ("Purchaser Losses") equal to the sum of:

             (a) Representations and Warranties. Any Purchaser Losses that a Purchaser Indemnified Party may incur or suffer, which arise or result from any breach of any of the Company's representations or warranties contained in this Agreement or in the other Transaction Documents;

             (b) Covenants and Agreements. Any Purchaser Losses that a Purchaser Indemnified Party may incur or suffer, which arise or result from any breach of any of the Company's covenants, obligations or agreements contained in this Agreement or in the other Transaction Documents;

             (c) Specific Environmental Liabilities. Any Purchaser Losses that a Purchaser Indemnified Party may incur or suffer, which arise or result from
(i) any releases of Hazardous Substances by the Company prior to Closing and any corrective action required thereby associated with the Company's Anaheim facility in excess of Twenty Four Thousand One Hundred and Forty Five Dollars ($24,145), including matters set forth in the Corrective Action Consent Agreement dated May 14, 2004; and (ii) any claims and costs that are incurred by the Company in addition to those associated with the Final Remedy for the Baldwin Park Operable Unit of the San Gabriel Valley Superfund site;

             (d) Specific Tax Liabilities. Any Purchaser Losses which a Purchaser Indemnified Party may incur or suffer related to (i) the failure to file tax returns and pay Taxes with respect thereto by Leach International Asia-Pacific Ltd., as further described on Schedule 4.21, (ii) the ongoing audits of LRE, LIG and LIESA, as further described on Schedule 4.21, (iii) the impact, if any, of the ongoing audit of J&M Analytische Mess-und Regeltechnik GmbH on the Tax Returns of LRE, as further described on Schedule 4.21, and (iv) any Taxes incurred as a result of any payment or payments to Robert Sires that constitute parachute payments pursuant to Section 280G of the Code, irrespective of disclosure of such matters in the Schedules, it being understood that any Taxes arising as a result of the loss or lack of a deduction for a Purchaser Indemnified Party for such payment or payments by reason of the application of
Section 280G of the Code shall not constitute Purchaser Losses for purposes of this Section 9.02(d)(iv);

             (e) Professional Fees. All reasonable professional fees (including those of attorneys, accountants, consultants and engineers) and other reasonable expenses incurred by any Purchaser Indemnified Party in connection with any of the aforesaid matters; and

             (f) Dissenting Stockholders. The premium determined by a court order, if any, paid by the Surviving Corporation to any Dissenting Stockholder over the amount that would have been paid upon the surrender of such Shares pursuant to Section 3.07 (the "Appraisal Premium"); provided, however, that the Stockholders shall only be liable for the Appraisal Premium (i) if and to the extent the Dissenting Shares constituted more than five percent (5%) of the Shares (such excess, the "Excess Appraisal Shares"), and (ii) in an amount equal to the aggregate Appraisal Premium multiplied by a fraction, the numerator of which is the number of Excess Appraisal Shares and the denominator of which is the total number of Dissenting Shares.

             SECTION 9.03 Parent, Intermediate Parent, Purchaser and Surviving Corporation Indemnity. The Parent, the Intermediate Parent, the Purchaser,
and after the Effective Time, the Surviving Corporation, hereby agree to indemnify, defend and hold harmless the Company, the Shareholder Representative and the Stockholders, and any heir, representative, director, officer, stockholder, employee, Affiliate or agent of any of them (each a "Shareholder Indemnified Party") from and against, and agree to pay or cause to be paid to such Shareholder Indemnified Party all Losses ("Shareholder Losses") equal to the sum of:

             (a) Representations and Warranties. Any Shareholder Losses that a Shareholder Indemnified Party may incur or suffer, which arise or result from any breach of any of the Parent's, the Intermediate Parent's or the Purchaser's representations or warranties contained in this Agreement or in the other Transaction Documents;

             (b) Covenants and Agreements. Any Shareholder Losses that a Shareholder Indemnified Party may incur or suffer, which arise or result from any breach of any of the Parent's, the Intermediate Parent's or the Purchaser's covenants, obligations or agreements contained in this Agreement or in the other Transaction Documents;

             (c) Specific Liabilities. Any Shareholder Losses that a Shareholder Indemnified Party may incur or suffer, which arise or result from the inclusion of the Intermediate Parent as a party to this Agreement; and

             (d) Professional Fees. All reasonable professional fees (including those of attorneys, accountants, consultants and engineers) and other reasonable expenses incurred by a Shareholder Indemnified Party in connection with any of the aforesaid matters.

             SECTION 9.04 Joint and Several Obligation. All indemnification obligations of the Parent, the Intermediate Parent, the Purchaser and the Surviving Corporation pursuant to Section 9.03 shall be joint and several. All indemnification obligations of the Stockholders for claims arising out of Fraud subject to the limitations contained in Section 9.08 shall be several, but not joint.

             SECTION 9.05 Procedure for Indemnification. If any party entitled to indemnification pursuant to Section 9.02 or Section 9.03 (herein, the "Indemnitee") receives notice from a third party of any matter that may give rise to a claim for indemnification by a party or parties obligated to provide indemnification pursuant to Section 9.02 or Section 9.03 (herein, the "Indemnifying Party"), the procedure set forth below shall be followed:

             (a) Notice. The Indemnitee shall give to the Indemnifying Party written notice of any claim, suit, judgment or matter for which indemnity may be sought under Section 9.02 or Section 9.03, promptly but in any event within twenty (20) business days after the Indemnitee receives notice thereof; provided, however, that any delay in the Indemnitee's delivery of notice to the Indemnifying Party shall not prejudice the Indemnitee's right to receive indemnification unless, and then only to the extent that, such delay prejudices the Indemnifying Party's ability to mitigate or otherwise minimize the Losses or to contest such claim. The Indemnifying Party shall have a period of twenty (20) business days to respond thereto. If the Indemnifying Party does not respond within such twenty (20) business day period, the Indemnifying Party shall be deemed to have accepted responsibility for such indemnity. The indemnification period provided for herein shall be tolled for a particular claim for the period beginning on the date the Indemnifying Party receives written notice of that claim until the final resolution of such claim.

             (b) Defense of a Claim. The Indemnifying Party shall have the right, at its or their option, to be represented by counsel of its or their choice, which counsel shall be reasonably acceptable to the Indemnitee, and to assume the defense or otherwise control the handling of any claim, suit, judgment or matter for which indemnity is sought, which is set forth in the notice sent by the Indemnitee, by notifying the Indemnitee in writing to such effect within twenty (20) business days of receipt of such notice; provided, however, that the Indemnifying Party may not make such an election to assume and control the defense of such claim without the Indemnitee's consent unless (i) the Indemnifying Party acknowledges in writing its obligations to indemnify the Indemnitee for such claim in accordance with the terms of this Article 9
(provided that such acknowledgment may be subject to obtaining further information with respect to such claim), and (ii) the suit, action, claim, liability or obligation does not seek to impose any material liability or obligation upon the Indemnitee other than monetary damages. If the Indemnifying Party elects to assume and control the defense, the Indemnitee shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the reasonable fees and expenses of such counsel employed by the Indemnitee shall be paid by the Indemnitee unless (x) the Indemnifying Party agrees to bear such expense in writing, (y) the Indemnifying Party has failed to assume the defense and employ counsel, or (z) the named parties in any such action include both the Indemnitee and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual differing interests between them. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to assume the defense or control the handling of such claim, suit or judgment. In the event that the Indemnifying Party does not assume the defense or otherwise control the handling of such matter, the Indemnitee may retain counsel, as an indemnification expense, to defend such claim, suit, judgment or matter.

             (c) Final Authority. The parties shall cooperate in the defense of any such claim or litigation and each shall make available all books and records which are relevant in connection with such claim or litigation. The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnitee from all liability with respect thereto without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. If the Indemnitee has assumed the handling of any claim, suit, judgment or matter for which indemnity is sought, the Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect thereto without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

             SECTION 9.06 Claims Between Parent or Surviving Corporation and Stockholders. Any claim for indemnification under this Agreement which does not result from the assertion of a claim by a third party (but excluding any claim for indemnification that is brought under Section 9.12 hereof) shall be asserted by written notice given by the Indemnitee to the Indemnifying Party. The Indemnifying Party shall have a period of twenty (20) business days within which to respond in writing thereto. If the Indemnifying Party does not respond in writing within such twenty (20) business-day period, the Indemnifying Party shall be deemed to have accepted responsibility for such indemnity, and shall have no further right to contest the validity of such claim. If the Indemnifying Party does respond in writing within such twenty (20) business-day period and rejects such claim in whole or in part, the Indemnitee shall be free to pursue such remedies as may be available to it hereunder.

             SECTION 9.07 Payment. In the case of the Stockholders as Indemnifying Parties, the Shareholder Representative shall cause any Purchaser Losses due to a Purchaser Indemnified Party pursuant to Section 9.02 or Section 9.13 to be paid by the Escrow Agent from the Escrow Amount to the extent of funds available thereunder and in accordance with the procedures set forth in this Article 9 and the Escrow Agreement.

             SECTION 9.08 Certain Limitations as to Amounts of Recovery.

             (a) No Purchaser Indemnified Party or Shareholder Indemnified Party shall be entitled to indemnification in respect of any claim or claims for Purchaser Losses or Shareholder Losses unless and until the aggregate amount of all Purchaser Losses for which the Stockholders are liable or Shareholder Losses for which the Parent, the Intermediate Parent, the Purchaser and the Surviving Corporation are liable, as the case may be, exceeds an aggregate threshold of Six Hundred and Fifty Thousand Dollars ($650,000) (the "Minimum Indemnity Threshold"), in which case the Purchaser Indemnified Parties or Shareholder Indemnified Parties, as the case may be, shall be entitled to recover the amount of such claims in excess of the Minimum Indemnity Threshold. Notwithstanding the foregoing, the following categories of Purchaser Losses and Shareholder Losses will not be subject to the Minimum Indemnity Threshold: (i) Purchaser Losses resulting from a breach of the representations and warranties contained in
Section 4.34 with respect to Discontinued Operations, (ii) Purchaser Losses resulting from the Fraud of the Company or any Wholly-Owned Subsidiary and Shareholder Losses resulting from the Fraud of the Parent, the Intermediate Parent or the Purchaser, (iii) Shareholder Losses set forth in Section 9.03(c) and Section 11.06, and (iv) Dispute Losses.

             (b) Except as provided in Section 9.12 hereof and except in the case of Purchaser Losses resulting from Fraud of the Company or any Wholly-Owned Subsidiary, notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, the aggregate liability of the Stockholders, the Company, and the Shareholder Representative (including any indemnification with respect to Purchaser Losses) for any breach of the obligations, covenants, agreements, representations, and warranties set forth in this Agreement or in any of the other Transaction Documents, or for any other claims or causes of actions arising out of, relating to or in connection with the transactions contemplated hereby or thereby, whether based upon breach of contract, tort or otherwise, shall in no event exceed the Initial Escrow Deposit, and none of the Stockholders, the Company or the Shareholder Representative shall have any liability hereunder at any time in excess of the Escrow Amount at such time. In the event of Purchaser Losses resulting from Fraud of the Company or any Wholly-Owned Subsidiary, the Purchaser Indemnified Parties shall have the right to recover such Purchaser Losses first against the Escrow Amount at such time (an "Escrow Fraud Payment"), and if and only if the Escrow Amount has been exhausted and is insufficient to pay such Purchaser Losses, thereafter against any other Persons to which the Purchaser Indemnified Parties are legally entitled to pursue, provided that in no event shall the Stockholders have any liability to Purchaser Indemnified Parties for Purchaser Losses resulting from Fraud of the Company or any Wholly-Owned Subsidiary in excess of, with respect to each Stockholder on a pro rata basis, fifty percent (50%) of the Merger Consideration actually received by each Stockholder, less such Stockholder's pro rata share of the Escrow Fraud Payment made to such Purchaser Indemnified Party.

             SECTION 9.09 Exclusive Remedy. Except as expressly provided in
Section 15.02(a), the indemnification provisions of this Article 9 shall be the sole and exclusive remedy of the parties for any breach of the obligations, covenants, agreements, representations and warranties set forth in this Agreement or in any of the other Transaction Documents, or for any other claims or causes of actions arising out of, relating to or in connection with the transactions contemplated hereby or thereby, whether based upon breach of contract, tort or otherwise, and each party hereby irrevocably waives all statutory, common law and other claims with respect thereto, other than claims for indemnification pursuant to this Article 9.

             SECTION 9.10 Exclusion of Certain Damages. Except as provided in
Section 15.02(a), no Indemnifying Party shall be responsible for any indirect, special, punitive or consequential damages whatsoever, including loss of profits or goodwill suffered or incurred by an Indemnitee, in connection with any aspect of this Agreement or the other Transaction Documents.

             SECTION 9.11 Defense of Certain Disputes. The parties hereby agree that the Shareholder Representative shall, in his sole discretion, control all aspects of the Disputes on behalf of the Company and the Subsidiaries, including, without limitation, their negotiation, settlement and litigation or arbitration, and the choice of counsel to represent the Surviving Corporation and the Subsidiaries; provided, that the Shareholder Representative shall inform the Parent of the status of the Disputes at least quarterly, and more often upon reasonable request by the Parent. The Shareholder Representative on behalf of the Stockholders shall bear all fees and expenses of such counsel. The Parent, the Intermediate Parent and the Purchaser shall cause the Surviving Corporation and the Subsidiaries, including their respective officers and employees, to cooperate in the defense of the Disputes and shall make available to the Shareholder Representative and its designees all books, records and other information and documentation which are relevant in connection with the Disputes. Notwithstanding the foregoing, in the event the Parent reasonably believes that the Shareholder Representative's actions, negotiation strategy, or its litigation or arbitration activities are jeopardizing material business relationships that the Parent wishes to preserve, the Parent may assume control of the negotiation, settlement, litigation or arbitration, but by doing so, Parent agrees to forego any indemnification against Dispute Losses with respect to the Dispute so assumed.

             SECTION 9.12 Dispute Indemnity. From and after the Closing Date, the Stockholders shall indemnify, defend and hold harmless the Purchaser, the Surviving Corporation, the Parent, the Intermediate Parent and their permitted and respective assigns and Affiliates, and any director, officer, employee or agent of any of them (each a "Dispute Indemnified Party") from and against, and agree to pay or cause to be paid to such Dispute Indemnified Party all Losses ("Dispute Losses") equal to the sum of:

             (a) Liability. Any Dispute Losses that a Dispute Indemnified Party may incur or suffer, which arise, or result from or are related to the Disputes or the facts and circumstances underlying the Disputes; and

             (b) Professional Fees. All reasonable professional fees (including those of attorneys, accountants, consultants and engineers) and other reasonable expenses incurred by a Dispute Indemnified Party in connection with a breach of this Section 9.12.

             SECTION 9.13 Payment of Dispute Losses. The Shareholder Representative shall cause all Dispute Losses due to a Dispute Indemnified Party to be paid on behalf of the Stockholders, initially from the Estimated Future Expenses and then, upon exhaustion of the same, from the Escrow Amount and finally from the Shareholder Representative personally. In the event that any Dispute Losses are to be paid to a Dispute Indemnified Party, the parties shall follow the procedure set forth below:

             (a) If a Dispute Indemnified Party makes a good faith determination that it has incurred, suffered or has otherwise become subject to Dispute Losses for which it is entitled to indemnification pursuant to Section 9.12, such Dispute Indemnified Party shall notify the Shareholder Representative of its claim (an "Indemnity Claim") by delivering written notice of such claim (an "Indemnity Claim Notice") to the Shareholder Representative, describing in detail in such Indemnity Claim Notice the nature of the claim, the amount thereof, and all relevant facts and information necessary to enable the Shareholder Representative to verify whether such Dispute Indemnified Party is entitled to recover such Dispute Losses.

             (b) If the Shareholder Representative has a good faith objection to the release of all or any portion of the amount claimed by a Dispute
Indemnified Party named in an Indemnity Claim Notice, the Shareholder Representative must deliver written notice of such objection (an "Objection") within twenty (20) business days of its receipt of such Indemnity Claim Notice (the "Objection Notice Period").

             (c) If the Shareholder Representative does not have an Objection, the Shareholder Representative shall, promptly following expiration of the Objection Notice Period, pay to the Purchaser Indemnified Party from the Estimated Future Expenses the amount claimed in such Indemnity Claim Notice.

             (d) If the Shareholder Representative submits an Objection within the Objection Notice Period, the Dispute Indemnified Party and the Shareholder Representative shall negotiate in good faith for a period of thirty
(30) days to resolve such Objection, with any dispute which remains thereafter to be settled by arbitration in accordance with Article 14 hereof.

             (e) In the event that any Disputes Losses are to be paid from the Escrow Amount, the Shareholder Representative shall deliver a joint written instruction signed by such Dispute Indemnified Party and the Shareholder Representative to the Escrow Agent, which instruction shall authorize the Escrow Agent to pay the amount specified therein to such Dispute Indemnified Party.

             SECTION 9.14 Dispute Proceeds. The Parent, the Intermediate Parent and the Purchaser agree, and agree to cause the Surviving Corporation and the Subsidiaries to, deliver to the Shareholder Representative any and all judgments, awards, settlement amounts or other proceeds received by any of them at any time and from time to time as a result of the resolution (including any settlement) of each of the Disputes, net of any Dispute Losses (the "Dispute
Proceeds"), immediately upon receipt thereof. All Dispute Proceeds shall be Post-Closing Merger Consideration and allocated among the Stockholders by the Shareholder Representative pro rata in accordance with Section 3.02(a) or paid to the Parent as Appraisal Consideration under Section 3.07(c).

                                  Article 10.
                              BROKERS AND EXPENSES
                              --------------------

             SECTION 10.01 Company's Broker. The Company shall arrange for the fees and expenses of Wachovia Capital Markets, LLC to be paid at Closing out of the Estimated Future Expenses.

             SECTION 10.02 Purchaser's Broker. The Purchaser shall arrange for the fees and expenses of Quarterdeck Investment Partners, LLC to be paid at Closing.

             SECTION 10.03 Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in the negotiation and preparation of this Agreement and the Closing and carrying out the transactions contemplated by this Agreement, except as otherwise expressly provided for hereunder.

                                  Article 11.
                                  MISCELLANEOUS
                                  -------------

             SECTION 11.01 Further Documents or Actions. The parties, and
after  the  Effective  Time,  the  Surviving  Corporation,   will  execute,
acknowledge and deliver any further deeds, assignments or conveyances, and any other assurances, documents, and instruments of transfer, reasonably requested by a party and will take any other action consistent with the terms of this Agreement that may reasonably be requested by a party for the purpose of carrying out the intent of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

             SECTION 11.02 Headings. The subject headings of the articles, sections, subsections and clauses of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

             SECTION 11.03 Modification and Waiver. This Agreement, the
Schedules  and  Exhibits  hereto,  and  the  other  Transaction   Documents
constitute the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

             SECTION 11.04 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             SECTION 11.05 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

             SECTION 11.06 JV Cash Balance. Parent, Intermediate Parent and Purchaser, and after the Effective Time, the Surviving Corporation, shall cooperate with, and take any action reasonably requested by, the Shareholder Representative, in order to cause the Majority-Owned Subsidiary to make a distribution of cash to the Surviving Corporation in an amount equal to fifty percent (55%) of the cash balance reflected on the balance sheet of the Majority Owned-Subsidiary on the Closing Date (the "JV Distribution"). Promptly after receipt of the JV Distribution by the Surviving Corporation, the Surviving Corporation shall remit the JV Distribution, less any required withholding or other Taxes, to the Shareholder Representative for distribution to the Stockholders pro rata in accordance with Section 3.02(a), at the times determined by the Shareholder Representative in his sole discretion, and such distribution shall be deemed to be Post-Closing Merger Consideration. Shareholder Losses arising from a breach of this Section 11.06 shall not be subject to the Minimum Indemnity Threshold.

             SECTION 11.07 Taxpayer Identification Numbers. The Shareholder Representative shall deliver to Parent copies of all Forms W-8 or W-9 or such other tax forms as may be required with respect to persons receiving payments under the terms of this Agreement for withholding and tax reporting purposes. If the Shareholder Representative does not deliver such forms to Parent with respect to any such person, the Shareholder Representative shall deduct and withhold such amounts as may be required by applicable law from payments to such persons.

                                  ARTICLE 12.
                                    PARTIES
                                    -------

             SECTION 12.01 Rights of Parties. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Article 3 concerning payment of the Merger Consideration are intended for the benefit of the Stockholders, (ii) the provisions in Article 9 concerning the Shareholder Indemnified Parties are intended for the benefit of the Shareholder Indemnified Parties, (iii) the provisions in Section 6.03 concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives, and
(iv) the provisions in Article 9 concerning indemnification for the Purchaser Indemnified Parties are intended for the benefit of the Purchaser Indemnified Parties.

             SECTION 12.02 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned (i) by the Purchaser, the Intermediate Parent or the Parent without the prior written consent of the Company, or (ii) by the Company without the prior written consent of the Parent.

                                  ARTICLE 13.
                                     NOTICES

             SECTION 13.01 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given to the party to whom notice is to be given at the applicable address or facsimile number set forth below on the date of service if served personally on the party; on the third day after mailing by first class mail, registered or certified, postage prepaid; on the date of transmission if sent by confirmed facsimile during the recipient's normal business hours, or on the first business day after the date of such transmission if not sent during the recipient's normal business hours; or on the first business day after the scheduled delivery date if mailed via overnight courier. Any party may change its address or facsimile number for purposes of this Section by giving the other parties written notice of the new address or facsimile number in the manner set forth above.

                  If to the Parent or the Intermediate Parent:

                           Esterline Technologies Corporation
                           500 108th Avenue NE, Ste. 1500
                           Bellevue, WA  98004
                           Attn:  Stephen R. Larson
                           Telephone:  (425) 453-9400
                           Fax:  (425) 453-2916

                  with a copy to:

                           Perkins Coie LLP
                           1201 Third Ave., Ste. 4800
                           Seattle, WA  98101
                           Attn:  Andrew Bor
                           Telephone:  (206) 359-8577
                           Fax:  (206) 359-9000

                  If to the Purchaser:

                           Esterline Acquisition Sub, Inc.
                           c/o Esterline Technologies Corporation
                           500 108th Avenue NE, Ste. 1500
                           Bellevue, WA  98004
                           Attn:  Stephen R. Larson
                           Telephone:  (425) 453-9400
                           Fax:  (425) 453-2916

                  with a copy to:

                           Perkins Coie LLP
                           1201 Third Ave., Ste. 4800
                           Seattle, WA  98101
                           Attn:  Andrew Bor
                           Telephone:  (206) 359-8577
                           Fax:  (206) 359-9000

                  If to the Shareholder Representative:

                           Robert Sires
                           130 Old Stonewall Road
                           Easton, CT  06612
                           Telephone:  (203) 543-7978
                           Facsimile:  (203) 268-8149

                  with a copy to:

                           Derrick Key
                           c/o G.L. Ohrstrom & Co., Inc.
                           717 Fifth Avenue
                           New York, New York  10022
                           Telephone:  (212) 759-5380
                           Facsimile:  (212) 486-0935

                           and

                           Curtis, Mallet-Prevost, Colt & Mosle LLP
                           101 Park Avenue, 34th Floor
                           New York, New York  10178-0061
                           Attention:  Lawrence Goodman, Esq.
                           Telephone:  (212) 696-6099
                           Facsimile:  (212) 697-1559

                  If to the Company:

                           Donald G. Calder
                           c/o G.L. Ohrstrom & Co., Inc.
                           717 Fifth Avenue
                           New York, New York  10022
                           Telephone:  (212) 759-5380
                           Facsimile:  (212) 486-0935

                  with a copy to:

                           Robert Sires
                           c/o Leach Holding Corporation
                           2 Corporate Drive, Ste. 114
                           Trumbull, CT  06611
                           Telephone:  (203) 261-1961
                           Facsimile:  (203) 261-1935

                           and

                           Curtis, Mallet-Prevost, Colt & Mosle LLP
                           101 Park Avenue, 34th Floor
                           New York, New York  10178-0061
                           Attention:  Lawrence Goodman, Esq.
                           Telephone:  (212) 696-6099
                           Facsimile:  (212) 697-1559

                                  ARTICLE 14.
                          ARBITRATION AND GOVERNING LAW
                          -----------------------------

             SECTION 14.01 Arbitration and Governing Law. Except for any disputes relating to the Closing Date Balance Sheet or the calculation of the Final Net Working Capital which are to be resolved pursuant to Section 3.06(b), any dispute which arises pursuant to the terms of this Agreement shall be settled exclusively by arbitration conducted as provided herein, and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be administered by the American Arbitration Association.

             (a) The arbitration shall be conducted in New York, New York, by one (1) arbitrator, jointly selected by the parties, except that if the parties are unable to agree on a single arbitrator within fifteen (15) business days of the submission of a dispute to arbitration, the arbitration shall be conducted by three (3) arbitrators, who shall be selected as follows: one (1) arbitrator selected by the Parent and one (1) arbitrator selected by the Company (or, after the Effective Time, the Shareholder Representative), each within ten
(10) business days of the expiration of said fifteen (15) business days, and the third jointly selected by the Parent and Company (or, after the Effective Time, the Shareholder Representative), or if the parties are unable to agree within ten (10) business days after the selection of the first two arbitrators, jointly by the two (2) arbitrators selected by the parties.

             (b) New York law shall apply in determining the rights, obligations and liabilities of the parties; provided, however, that the arbitrator(s)
shall  not  have  the  power  to  grant  any  indirect,   special,  punitive  or
consequential damages whatsoever, including loss of profits or goodwill.

             (c) The arbitrator(s) shall prepare and deliver a written reasoned award. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof and shall be final and binding upon the parties.

             (d) All costs and fees relating to the arbitration shall be borne by the losing party, except that if the arbitrator(s) determine that each party has prevailed in part and lost in part, the costs and fees relating to the arbitration shall be allocated between the parties as equitably determined by the arbitrator(s).

             SECTION 14.02     Exclusive Means for Dispute Resolution.

             (a) The failure or refusal of any party to submit to arbitration or any of the other dispute resolution mechanisms specified herein shall be deemed a breach of this Agreement. If any party seeks and secures judicial intervention requiring enforcement of this Article 14, such party shall be entitled to recover from the other party in such judicial proceeding all costs and expenses, including reasonable attorneys' fees, that it was thereby required to incur.

             (b) Except for the dispute resolution procedure set forth in
Section 3.06(b), the procedures specified in this Article 14, shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party, without prejudice to the above procedures, may seek a preliminary injunction or other provisional judicial relief if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified in this Article 14.

                                   ARTICLE 15.
                                   TERMINATION
                                   -----------

             SECTION 15.01 Termination. This Agreement may be terminated at any time prior to Closing:

             (a) by mutual written consent of the Parent and the Company;

             (b) by written notice delivered by any of the Parent, the Intermediate Parent or the Purchaser on the one hand or the Company on the other hand if (i) a representation or warranty was not true and correct in all material respects when made by the non-terminating party, (ii) the non-terminating party has failed to perform, satisfy, or comply with all of its respective covenants and agreements in all material respects, or (iii) the non-terminating party has failed to satisfy all of its respective obligations and conditions in all material respects, provided that in the case of (ii) and
(iii), such non-terminating party has received thirty (30) days notice of such failure and such failure has not been cured within such thirty (30) day period, or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated hereby, unless such terminating party's breach of this Agreement has prevented the condition from being satisfied; or

             (c) by written notice delivered by any of the Parent, the Intermediate Parent and the Purchaser on the one hand or the Company on the other hand if the Closing has not occurred on or prior to August 30, 2004; provided that neither the Parent nor the Company shall be entitled to terminate this Agreement pursuant to this Section 15.01(c), if its willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time; and provided further that, for the purposes of this
Section 15.01(c), any willful breach of this Agreement by the Intermediate Parent or the Purchaser shall be deemed a willful breach by the Parent.

             SECTION 15.02  Effect of Termination.

             (a) Notwithstanding anything contained herein to the contrary, if either (i) as a result of a material breach of a covenant, obligation or agreement set forth in this Agreement which occurs after the date hereof, which breach was willful, intentional or committed in bad faith, the non-breaching party exercises its termination rights pursuant to Section 15.01(b), or (ii) a party willfully, intentionally or in bad faith does not proceed to close the transactions contemplated hereby when and as required pursuant to the terms hereof, then and in either such case, the breaching party (or in the case where the breaching party is the Intermediate Parent or the Purchaser, the Parent) shall pay to the non-breaching party the sum of Five Million Dollars ($5,000,000)

(the "Termination Payment"). The parties acknowledge and agree that, in the event of such a breach, it would be difficult, costly or impossible to conclusively establish the actual damages that the parties would have suffered, and that the Termination Payment shall constitute liquidated damages and represent a reasonable pre-estimate of the actual costs and damages which would be sustained by such party in the event of such circumstances and further agree that such amounts are compensatory only, and not punitive in nature or a penalty, and are, in any event, just, fair and reasonable.

             (b) In the event of termination of this Agreement by the Parent, the Intermediate Parent, the Purchaser or the Company as provided in
Section 15.01(a) or Section 15.01(c), this Agreement will forthwith become void and shall automatically terminate with no further force or effect, and, except as provided in Section 15.02(a) in the event of a termination pursuant to
Section 15.01(b), there will be no liability or obligation on the part of any party hereto to any other party hereto or its stockholders, members, directors, managers or officers in respect thereof, except that nothing herein will relieve any party hereto from liability for any breach of this Agreement prior to such termination.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

             IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the date set forth above.


                                        ESTERLINE TECHNOLOGIES
                                        CORPORATION

                                        By:/s/  Stephen R. Larson
                                           ---------------------
                                        Name:   Stephen R. Larson
                                        Title:  Vice President, Strategy &
                                                Technology



                                        ESTERLINE TECHNOLOGIES HOLDINGS
                                        LIMITED


                                        By:  /s/ Robert W. Cremin
                                             --------------------
                                        Name:  Robert W. Cremin
                                        Title: Director



                                        ESTERLINE ACQUISITION SUB, INC.


                                        By:  /s/ Robert D. George
                                             --------------------
                                        Name:  Robert D. George
                                        Title: President


                                        LEACH HOLDING CORPORATION


                                        By:  /s/ Robert D. Sires
                                             -------------------
                                        Name:  Robert D. Sires
                                        Title: President


                                        SHAREHOLDER REPRESENTATIVE

                                        /s/ Robert D. Sires
                                        -------------------
                                        Name:  Robert Sires